Exhibit 2.1
                                                                    ------------







                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          DUQUESNE LIGHT HOLDINGS, INC.,

                               CASTOR HOLDINGS LLC

                                       and

                             CASTOR MERGER SUB INC.

                            Dated as of July 5, 2006




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                                TABLE OF CONTENTS

ARTICLE I THE MERGER...........................................................1
   Section 1.1 The Merger......................................................1
   Section 1.2 Effects of the Merger...........................................2
   Section 1.3 Effective Time of the Merger....................................2

ARTICLE II TREATMENT OF SHARES.................................................2
   Section 2.1 Effect on Capital Stock of the Company and the Merger Sub.......2
   Section 2.2 Surrender of Shares.............................................3
   Section 2.3 Treatment of Company Stock Awards...............................5
   Section 2.4 Withholding Rights..............................................6
   Section 2.5 Adjustments to Prevent Dilution.................................7

ARTICLE III THE CLOSING........................................................7
   Section 3.1 Closing.........................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................7
   Section 4.1 Organization and Qualification..................................7
   Section 4.2 Subsidiaries; Corporate Documents.............................. 9
   Section 4.3 Capitalization................................................. 9
   Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance..10
   Section 4.5 Reports and Financial Statements...............................13
   Section 4.6 Real Property..................................................14
   Section 4.7 Internal Controls and Procedures...............................16
   Section 4.8 Litigation; Undisclosed Liabilities; Restrictions on
               Dividends; No General Liens....................................17
   Section 4.9 No Dissenters Rights...........................................18
   Section 4.10 Tax Matters...................................................18
   Section 4.11 Employee Benefits; ERISA......................................19
   Section 4.12 Labor and Employee Relations..................................22
   Section 4.13 Environmental Protection......................................23
   Section 4.14 Material Contracts............................................26
   Section 4.15 Intellectual Property.........................................28
   Section 4.16 Absence of Certain Changes or Event...........................29
   Section 4.17 Vote Required.................................................29
   Section 4.18 Opinion of Financial Advisor..................................29
   Section 4.19 Insurance.....................................................29
   Section 4.20 Brokers and Finders...........................................30
   Section 4.21 Regulatory Proceedings........................................30
   Section 4.22 Regulation as a Utility.......................................30
   Section 4.23 Approvals.....................................................31


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   Section 4.24 No Additional Representations of Parent or Merger Sub.........31
   Section 4.25 No Other Representations of the Company.......................31

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB.........32
   Section 5.1 Organization and Qualification.................................32
   Section 5.2 Authority; Non-Contravention; Statutory Approvals; Compliance..32
   Section 5.3 No Prior Activities............................................34
   Section 5.4 Litigation.....................................................34
   Section 5.5 No Vote Required...............................................35
   Section 5.6 Financing......................................................35
   Section 5.7 Ownership of Company Common Stock..............................35
   Section 5.8 Brokers and Finders............................................35
   Section 5.9 Approvals......................................................36
   Section 5.10 No Additional Representations of Company and Company
   Subsidiaries...............................................................36
   Section 5.11 No Other Representations of the Parent and the Merger Sub.....36

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER.............................36
   Section 6.1 Covenants of the Company.......................................36
   Section 6.2 Risk Management................................................39

ARTICLE VII ADDITIONAL AGREEMENTS.............................................40
   Section 7.1 Access to Company Information..................................40
   Section 7.2 Proxy Statement................................................41
   Section 7.3 Regulatory Matters.............................................42
   Section 7.4 Approval of the Company Shareholders...........................44
   Section 7.5 Directors' and Officers' Indemnification.......................44
   Section 7.6 Public Announcements...........................................46
   Section 7.7 Employee Agreements and Workforce Matters......................47
   Section 7.8 Employee Benefit Plans.........................................47
   Section 7.9 Acquisition Proposals..........................................49
   Section 7.10 Post-Merger Operations........................................51
   Section 7.11 Expenses......................................................52
   Section 7.12 Further Assurances............................................52
   Section 7.13 Takeover Statutes.............................................52
   Section 7.14 Financing.....................................................52
   Section 7.15 Rate Cases, Etc...............................................55

ARTICLE VIII CONDITIONS.......................................................55
   Section 8.1 Conditions to Each Party's Obligation to Effect the Merger.....55



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   Section 8.2 Conditions to Obligation of the Parent to Effect the Merger....56
   Section 8.3 Conditions to Obligation of the Company to Effect the Merger...58

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................60
   Section 9.1 Termination....................................................60
   Section 9.2 Effect of Termination..........................................62
   Section 9.3 Termination Fee; Expenses......................................62
   Section 9.4 Amendment......................................................64
   Section 9.5 Waiver.........................................................64

ARTICLE X GENERAL PROVISIONS..................................................64
   Section 10.1 Non-Survival; Effect of Representations and Warranties........64
   Section 10.2 Notices.......................................................64
   Section 10.3 Entire Agreement..............................................66
   Section 10.4 Severability..................................................66
   Section 10.5 Interpretation................................................66
   Section 10.6 Counterparts; Effect..........................................66
   Section 10.7 No Third Party Beneficiaries..................................66
   Section 10.8 Governing Law.................................................66
   Section 10.9 Venue.........................................................67
   Section 10.10 Waiver of Jury Trial and Certain Damages.....................67
   Section 10.11 Assignment...................................................67
   Section 10.12 No Specific Enforcement......................................67
   Section 10.13 Obligations of the Parent and of the Company.................67

                            INDEX OF PRINCIPAL TERMS

Term                                                                        Page
----                                                                        ----

2005 10-K.....................................................................12
2006 FERC Rate Case...........................................................39
2006 PaPUC Rate Case..........................................................39
Acquisition Agreement.........................................................50
Acquisition Proposal..........................................................49
Acquisition Transaction.......................................................49
Adverse Merger Effects........................................................57
Affected Employees............................................................47
Agreement......................................................................1
Amendment.....................................................................49
Assets........................................................................36
Associate Company.............................................................44
BCL............................................................................2
Business Plan.................................................................37
Cancelled Shares...............................................................4
Certificates...................................................................4
Closing........................................................................7
Closing Date...................................................................7
Code...........................................................................6
Company........................................................................1
Company Awards.................................................................6
Company Common Stock...........................................................2
Company Disclosure Schedule....................................................7
Company Financial Statements..................................................14
Company Material Adverse Effect................................................8
Company Meeting...............................................................44
Company Plans.................................................................19
Company Preferred Stock........................................................9
Company Reports...............................................................13
Company Required Consents.....................................................11
Company Required Statutory Approvals..........................................11
Company SEC Reports...........................................................13
Company Series A Preferred Stock...............................................9
Company Shareholders' Approval................................................29
Company Subsidiary.............................................................8
Confidentiality Agreement.....................................................41
Debt Financing................................................................35


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Debt Financing Commitment.....................................................35
Default Amount................................................................63
Disinterested Approval........................................................60
Disinterested Common Stock....................................................60
Effective Time.................................................................2
Environmental Claim...........................................................24
Environmental Laws............................................................25
Environmental Permits.........................................................24
Equity Contribution Agreement.................................................35
Equity Financing..............................................................35
ERISA.........................................................................19
ERISA Affiliate...............................................................19
Exchange Act...................................................................6
Existing D&O Coverage.........................................................45
Exon-Florio...................................................................57
FERC...........................................................................8
Final Order...................................................................55
Financing.....................................................................35
Financing Commitments.........................................................35
FPA...........................................................................13
GAAP..........................................................................14
Governmental Authority........................................................12
Hazardous Materials...........................................................25
HSR Act.......................................................................42
Indemnified Liabilities.......................................................45
Indemnified Parties...........................................................45
Indemnified Party.............................................................45
Initial Termination Date......................................................60
Intellectual Property.........................................................28
IT Assets.....................................................................29
knowledge......................................................................8
Leased Real Property..........................................................14
Lender........................................................................35
Lien..........................................................................14
Liens.........................................................................14
Light Company..................................................................3
Material Contracts............................................................27
Maximum Amount................................................................46
Merger.........................................................................1
Merger Consideration...........................................................3
Merger Sub.....................................................................1


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

Merger Sub Common Stock........................................................3
Options........................................................................5
Owned Real Property...........................................................14
PaPUC..........................................................................8
Parent.........................................................................1
Parent Material Adverse Effect................................................32
Parent Required Statutory Approvals...........................................33
Paying Agent...................................................................3
PBGC..........................................................................20
PCBs..........................................................................25
Person.........................................................................6
PUHCA.........................................................................13
Real Property.................................................................14
Real Property Lease...........................................................15
Release.......................................................................25
Representatives...............................................................40
Risk Management Policies......................................................40
Savings Plan..................................................................49
SEC...........................................................................13
Securities Act................................................................13
Severance Policy..............................................................48
SOX...........................................................................14
Stock Purchase Agreement.......................................................1
Subsidiary.....................................................................8
Superior Proposal.............................................................51
Surviving Corporation..........................................................2
Takeover Statute..............................................................52
Tax...........................................................................18
Tax Return....................................................................19
Title IV Company Plan.........................................................20
Trade Secrets.................................................................28
Treasury Regulations..........................................................19
Violation.....................................................................11
WARN Act......................................................................23


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

                                                                  EXECUTION COPY
                                                                  --------------

          THIS AGREEMENT AND PLAN OF MERGER, dated as of July 5, 2006 (this "Agreement"), is entered into by and among Duquesne Light Holdings, Inc., a
 ---------
Pennsylvania corporation (the "Company"), Castor Holdings LLC, a Delaware
                               -------
limited liability company (the "Parent") and Castor Merger Sub Inc., a
                                ------

Pennsylvania corporation and a wholly owned subsidiary of the Parent (the "Merger Sub").
 ----------

          WHEREAS, the Company and the Parent have determined that it would be in the best interests of their respective corporations and in the best interests of their respective shareholders to effect the transactions contemplated by this Agreement;

          WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company, the Parent and the Merger Sub have approved this Agreement and the merger of the Merger Sub with and into the Company whereby the Company will become a wholly owned subsidiary of the Parent (the "Merger");
                                                     ------

          WHEREAS, the Company and certain members of Parent, simultaneously with the execution of this Agreement, are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which the Company will
                ------------------------
issue and sell, and such members of Parent will purchase, subject to the terms and conditions set forth therein, certain shares of Company Common Stock (as hereinafter defined) and/or certain securities of the Company convertible into shares of Company Common Stock; and

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to the conditions
                      ----------
of this Agreement, at the Effective Time (as defined in Section 1.3), the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into the Company in accordance with the laws of the Commonwealth of Pennsylvania. The Company shall be the Surviving Corporation (as defined below) in the Merger, shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania and, following the Effective Time, the
Company shall become a wholly owned subsidiary of the Parent and shall succeed to and assume all of the rights and obligations of the Merger Sub in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL").
                                                                         ---
The effects and consequences of the Merger shall be as set forth in Section 1.2. The surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation."
     ---------------------

          Section 1.2 Effects of the Merger. At the Effective Time, (a) the
                      ---------------------
Articles of Incorporation of the Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation after the Effective Time until thereafter amended, (b) the by-laws of the Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation after the Effective Time until duly amended, and (c) the Merger shall have all of the effects provided by the BCL. As of the Effective Time, each of the directors of the Company shall resign and the directors of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

          Section 1.3 Effective Time of the Merger. Subject to the provisions of
                      ----------------------------
this Agreement, on the Closing Date (as defined in Section 3.1), articles of merger shall be executed and filed by the Company and the Merger Sub with the Department of State of the Commonwealth of Pennsylvania pursuant to the BCL. The Merger shall become effective upon the filing of the articles of merger in the Department of State of the Commonwealth of Pennsylvania or upon the effective date specified in articles of merger so filed, whichever is later (the "Effective Time").
 --------------

                                   ARTICLE II

                               TREATMENT OF SHARES

          Section 2.1 Effect on Capital Stock of the Company and the Merger Sub.
                      ---------------------------------------------------------
As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any of the capital stock of the Company or the Merger Sub:

               (a) Conversion of Capital Stock of the Company. Each share of
                   ------------------------------------------
common stock, without par value, of the Company (the "Company Common Stock")
                                                      --------------------
issued and outstanding as of the Effective Time (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b)), shall be cancelled and, subject to the provisions of Section 2.1(b) and Section 2.1(c), shall be converted into the right to receive cash in the amount of $20 per share (the "Merger Consideration"), payable, without interest, to the holder of
            --------------------

such share of Company Common Stock, upon surrender, in accordance with Section
2.2 hereof, of the certificate formerly evidencing such share. In the event that any Preferred Shares (as defined in and issued pursuant to the Stock Purchase Agreement) are outstanding as of the Effective Time, each such Preferred Share shall be cancelled and converted into the right to receive cash in the amount of $20,000 per share, payable without interest, to the holder of such Preferred Share, upon surrender, in accordance with the same procedures described in
Section 2.2 with respect to Company Common Stock, of the certificate formerly evidencing such share, and in such event, the Merger Consideration shall include the foregoing cash amounts.

               (b) Cancellation of Certain Shares of Company Common Stock.
                   ------------------------------------------------------
Except as provided in Section 2.1(d), each share of Company Common Stock that is
(i) owned by the Company as treasury stock or (ii) owned by the Parent or by any wholly owned Subsidiary (as defined in Section 4.1) of the Company or the Parent, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (c) Capital Stock of the Merger Sub. Each share of common
                   -------------------------------
stock, par value $0.01 per share, of the Merger Sub (the "Merger Sub Common
                                                            -----------------
Stock") issued and outstanding immediately prior to the Effective Time shall
-----
remain issued and outstanding after the Merger as a share of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of common stock of the Surviving Corporation. No capital stock of the Merger Sub will be issued or used in the Merger.

                  (d) Conversion of Company Common Stock held by Light Company.
                      --------------------------------------------------------
Each share of Company Common Stock held by Duquesne Light Company
("Light Company") shall be converted into the right to receive the Merger
  -------------
Consideration.

          Section 2.2       Surrender of Shares.
                            -------------------

               (a) Deposit with Paying Agent. Prior to the Effective Time,
                   -------------------------

the Company and the Parent shall mutually designate a bank or trust company to act as agent (the "Paying Agent") for the holders of shares of Company Common
                   ------------
Stock in connection with the Merger to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(a). Such funds shall be deposited with the Paying Agent by the Parent immediately prior to or after the Effective Time and shall be invested by the Paying Agent as directed by the Parent.


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


               (b) Exchange Procedures. As soon as practicable after the
                   -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which as of the Effective Time
                                  ------------
represented outstanding shares of Company Common Stock (the "Cancelled Shares")
                                                             ----------------
that were cancelled or converted and became instead the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal
(which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and such other provisions upon which the Parent and the Company may agree) and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Merger Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent for cancellation (or to such other agent or agents as may be appointed by mutual agreement of the Parent and the Company), together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive the Merger Consideration (after giving effect to any required tax withholdings as provided in Section 2.4) in exchange for each share of Company Common Stock formerly evidenced by such Certificate, which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of the Company, the Merger Consideration may be given to a transferee if the Certificate (or affidavit of loss in lieu thereof) representing such Cancelled Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (or affidavit of loss in lieu thereof) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

               (c) Closing of Transfer Books; Rights of Holders of Company
                   -------------------------------------------------------
Common Stock. From and after the Effective Time, the stock transfer books of the
------------

Company shall be closed and no registration of any transfer of any capital stock of the Company shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Section 2.2. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by applicable law.

               (d) Termination of Paying Agent. At any time commencing six
                   ---------------------------
months after the Effective Time, the Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

               (e) Lost, Stolen or Destroyed Certificates. In the event any
                   --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of shares of Company Common Stock claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such holder of a bond in customary amount and upon such terms as may be required by the Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay the Merger Consideration (after giving effect to any required tax withholdings as provided in Section 2.4) to such holder in exchange for such lost, stolen or destroyed Certificate.

          Section 2.3 Treatment of Company Stock Awards.
                      ---------------------------------

               (a) Options. Prior to the Effective Time, the Company shall
                   -------
take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 2.3 and without any payment therefor except as otherwise provided in this Section 2.3, of all stock options (whether or not then exercisable) on Company Common Stock outstanding at the Effective Time under the Company's Long-Term Incentive Plan or otherwise (the "Options"). As of the Effective Time, each such Option
                   -------
(whether vested or unvested) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to the product of (i) the total number of shares of Company Common Stock then issuable upon the exercise of such Option (whether or not then vested or exercisable) and (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share with respect to such Option.

               (b) Other Awards. Prior to the Effective Time, the Company
                   ------------
shall take all actions necessary to provide for the full vesting, effective immediately before the Effective Time, of each award (the "Company Awards")
                                                           --------------
(including each share of restricted stock, stock equivalents and stock units, but excluding Options) outstanding immediately before the Effective Time that was granted under any plan, program, agreement or arrangement maintained by the Company to provide for grants of equity-based awards; provided that, to the extent a performance-based Company Award does not already by its terms provide for vesting upon the consummation of any transactions contemplated by this Agreement, such Company Award shall vest in accordance with the foregoing provisions of this Section 2.3(b) at the target performance level.

               (c) Required Action. At or prior to the Effective Time, the
                   ---------------
Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions, including obtaining consents and acknowledgements of participants, which are necessary to effectuate the provisions of Section 2.3(a) and (b). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Options or Company Awards. The Company shall also take all action reasonably necessary to approve the disposition of the Options in accordance with this
Section 2.3 so as to exempt such dispositions under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                       ------------

          Section 2.4 Withholding Rights. Each of the Surviving Corporation, the
                      ------------------
Company and the Parent shall be entitled to deduct and withhold from the Merger Consideration or other payments pursuant to this Agreement to any holder of shares of Company Common Stock or other Person (as defined below) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and
                                                                  ----
the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax (as defined in Section 4.10) law. To the extent that amounts are so withheld by the Surviving Corporation, the Company or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or other Person in respect of which such deduction and withholding was made by the Surviving Corporation, the Company or the Parent, as the case may be. As used in this Agreement, the term "Person" shall mean any natural person,
                                         ------
corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

          Section 2.5 Adjustments to Prevent Dilution. In the event that the
                      -------------------------------
Company changes the number of Company Common Stock or securities convertible or exchangeable into or exercisable for Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction (other than the issuance of securities contemplated by the Stock Purchase Agreement and, in the event the Stock Purchase Agreement is terminated or in the event the proceeds to the Company pursuant to the Stock Purchase Agreement are less than $150 million, any securities issued by the Company as contemplated by Section 6.1 of the Company Disclosure Schedule), the Merger Consideration shall be equitably adjusted.

                                   ARTICLE III

                                   THE CLOSING

                  Section 3.1 Closing. The closing of the Merger (the "Closing")
                              -------                                  -------
shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, NW, Washington, DC 20005 at 10:00 a.m., local time, on the fifteenth business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or at such other time, date and place as the Company and the Parent shall mutually agree (the "Closing Date").
            ------------

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Parent as follows:

          Section 4.1 Organization and Qualification. The Company and each of
                      ------------------------------
the Company Subsidiaries (as defined below) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Except as set forth in Section 4.1 of the schedule delivered by the Company prior to entering into this Agreement (the "Company Disclosure Schedule"), the
                                            ---------------------------
Company and each of the Company Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (as defined below). As used in this Agreement, (a) the term "Subsidiary" of a Person shall mean any other Person of
                         ----------
which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity or fifty percent (50%) or more of the equity interests in such corporation or entity shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries; (b) the term "Company Subsidiary" shall mean a Subsidiary of the
                            ------------------
Company and (c) the term "Company Material Adverse Effect" shall mean any
                          -------------------------------
material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that the term "Company
                               --------  -------                 -------
Material Adverse Effect" shall not include (i) any such effect resulting from
-----------------------
any change, including any change in law, rule, or regulation of any Governmental Authority (as defined in Section 4.4(c)), that applies generally to similarly situated Persons, (ii) any such effect relating to or resulting from general changes in the electric utility industry, (iii) any such effect relating to or resulting from the 2006 FERC Rate Case (as defined in Section 7.15) before the Federal Energy Regulatory Commission ("FERC") or the 2006 PaPUC Rate Case (as
                                       ----
defined in Section 7.15) before the Pennsylvania Public Utility Commission ("PaPUC"), (iv) any such effect relating to or resulting from changes to
  -----
accounting standards, principles or interpretations, (v) any such effect resulting from the announcement of the execution of this Agreement or the consummation of the transactions contemplated hereby, including any such change resulting therefrom in the market value of the Company Common Stock or the Company's credit rating, or from any action, suit or proceeding relating to this Agreement or the transactions contemplated hereby, including any such action, suit or proceeding alleging a breach of fiduciary duty in connection with the execution, delivery, approval or consummation of the transactions contemplated by this Agreement, or (vi) any such effect resulting from any action taken by any of the parties outside the ordinary course of its business that is required to be taken in order to comply with any provision of this Agreement, including, to the extent applicable, Section 6.1 hereof (provided, however, that Parent may
                                              --------  -------
consider, in determining whether a Company Material Adverse Effect has occurred, the extent to which the aggregate cost of power purchases made by the Company or the Light Company for the period between the date hereof and the Closing Date exceeds the aggregate amount of such costs anticipated to be incurred in respect of such period pursuant to the Business Plan (as defined in Section 6.1)). As used in this Agreement, the term "knowledge" when referring to the knowledge of
                                  ---------
the Company or any Company Subsidiary shall mean the actual knowledge of an executive officer of the Company after reasonable inquiry of those employees who are reasonably likely to possess the relevant information.

          Section 4.2 Subsidiaries; Corporate Documents.
                      ---------------------------------

               (a) Section 4.2(i) of the Company Disclosure Schedule sets forth a complete list, as of the date hereof, of all of the Company Subsidiaries and their respective jurisdictions of incorporation or organization and the jurisdictions in which they are qualified to do business, and Section 4.2(ii) of the Company Disclosure Schedule sets forth each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary, and the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. The Company does not own, directly or indirectly, any minority interest in any Person that requires an additional filing by the Parent under HSR Act. Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other securities of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, beneficially and of record by the Company free and clear of any liens, claims, security interests and other encumbrances of any nature whatsoever.

               (b) Prior to the date hereof, the Company has made available to the Parent true, complete and correct copies of the Company's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing documents, each as amended to the date hereof, and each as so made available is in full force and effect. Prior to the date hereof, the Company has made available to the Parent true, complete and correct copies of the minutes of all meetings of the stockholders, the boards of directors and each committee of the boards of directors of the Company and Light Company since December 31, 2003.

          Section 4.3 Capitalization.
                      --------------

               (a) The authorized capital stock of the Company consists of 187,500,000 shares of Company Common Stock, without par value; and 4,000,000 shares of preferred stock, without par value ("Company Preferred Stock"), of
                                               -----------------------
which 1,000,000 shares have been designated Preferred Stock, Series A (Convertible) ("Company Series A Preferred Stock"). At the close of business on
                --------------------------------
July 3, 2006, (i) 79,614,546 shares of Company Common Stock were issued and outstanding (including 1,176,838 shares held by the Light Company ESOP) and (ii) no shares of Company Series A Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the date hereof, except as set forth in Section 4.3 of the Company Disclosure Schedule, the Company has no capital stock or other securities (including securities convertible into, or exercisable or exchangeable for, capital stock) of the Company reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights of any character to which the Company or any Company Subsidiary is a party or by which any of them are bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities or rights (including securities or rights convertible into, or exercisable or exchangeable for, additional shares of capital stock) of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such preemptive or other outstanding rights, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, commitments, arrangements, agreements or rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

               (b) The authorized capital stock of Light Company consists of
(i)90,000,000 shares of common stock, par value $1.00 per share, of which 10 shares are issued and outstanding and all of which are duly authorized, validly issued, fully paid and nonassessable and owned by the Company free and clear of any Liens, (ii) 4,000,000 shares of preferred stock, par value $50.00 per share, of which, as of the close of business on July 3, 2006, 2,709,419 shares were issued and outstanding and (iii) 8,000,000 shares of preference stock, par value $1.00 per share, of which, as of the close of business on July 3, 2006, 346,783 shares were issued and outstanding.

          Section 4.4 Authority; Non-Contravention; Statutory Approvals;
                      --------------------------------------------------
Compliance.
----------

               (a) Authority. The Company has all requisite corporate power
                   ---------
and authority to enter into this Agreement and, subject to the receipt of the Company Shareholders' Approval (as defined in Section 4.17) and the applicable Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to obtaining the Company Shareholders' Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (b) Non-Contravention. Except as set forth in Section 4.4(b)(i)
                   -----------------
of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate or result in a material breach of any provision of, constitute a material default (with or without notice or lapse of time or both) under, result in the termination or modification of, accelerate the performance required by, result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company and such term when used in Article V has
 ---------
a correlative meaning with respect to the Parent) pursuant to any provisions of
(i) any debt instruments relating to outstanding indebtedness for borrowed money in amounts in excess of $5 million, the articles of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries,
(ii) the preferred stock and preference stock of the Company and Light Company,
(iii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iv) subject to obtaining the third-party consents set forth in
Section 4.4(b)(ii) of the Company Disclosure Schedule (the "Company Required
                                                            ----------------
Consents"), any Material Contract or material note, bond, mortgage, indenture,
--------
deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses
(iii) or (iv) for any such Violation which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (c) Statutory Approvals. Except as described in Section 4.4(c) of
                   -------------------
the Company Disclosure Schedule (the "Company Required Statutory Approvals"), no
                                      ------------------------------------
declaration, report, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a national securities exchange or other self-regulatory body), authority or other legislative, executive or judicial entity (each, a "Governmental Authority") is necessary for
                                       ----------------------
the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect (it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law) or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (d) Compliance. Except as set forth in Section 4.4(d)(i),
                   ----------

Section 4.8, Section 4.10, Section 4.11, Section 4.12 or Section 4.13 of the Company Disclosure Schedule, or as disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2005 (the "2005 10-K") or any Company
                                                     ---------
SEC Reports (as defined in Section 4.5) filed after the date of the 2005 10-K and prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.4(d)(ii) or
Section 4.13 of the Company Disclosure Schedule, or as disclosed in the 2005 10-K or any Company SEC Reports filed after the date of the 2005 10-K and prior to the date hereof, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except those that the absence of which, individually and in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 4.4(d)(iii) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective articles of incorporation or by-laws or similar governing documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except in the case of clause (ii) for possible violations, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (e) Board Approval. The board of directors of the Company has
                   --------------
(A) determined that the Merger is fair to, and in the best interests of the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the holders of the Company Common Stock and (B) directed that this Agreement be submitted to the holders of the Company Common Stock for their adoption. The board of directors of the Company has taken all action so that the Parent will not be an "interested stockholder" or prohibited from entering into or consummating a "business combination" with the Company (in each case as such terms are used in Section 2555 of the BCL) as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

          Section 4.5 Reports and Financial Statements. Since December 31, 2003,
                      --------------------------------
the Company and the Company Subsidiaries have filed or furnished, as applicable, on a timely basis (taking into account all applicable grace periods) all forms, statements, certifications, reports and documents required to be filed or furnished by it under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act"), the Exchange Act, the Public Utility Holding Company Act of 1935, as
---
amended and in effect prior to its repeal effective February 8, 2006 ("PUHCA"),
                                                                       -----
the Energy Policy Act of 2005, the Federal Power Act (the "FPA"), the
                                                           ---
Communications Act of 1934 and applicable state public utility laws and regulations (collectively, the "Company Reports"). The Company Reports have
                                ---------------
complied, as of their respective dates, or if not yet filed or furnished, will comply, with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such failures which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. As of their respective dates, (or, if amended prior to the date hereof, as of the date of such amendment), each form, certification, report, schedule, registration statement, definitive proxy statement and document filed with or furnished to the Securities and Exchange Commission (the "SEC") by the Company or Light Company pursuant to the requirements of the
 ---
Securities Act or the Exchange Act since December 31, 2003 (collectively, the "Company SEC Reports") did not, or if not yet filed or furnished, will not,
 -------------------
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company SEC Reports, at the time of its filing or being furnished, complied in all material respects, or if not yet filed or furnished, will comply in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 ("SOX") and any rules and
                                                  ---
regulations promulgated thereunder applicable to the Company SEC Reports. Each of the Company and Light Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Each of the audited consolidated financial statements and unaudited interim financial statements of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) (collectively, the "Company Financial Statements") has been, and in
                               ----------------------------
the case of Company SEC Reports filed after the date hereof will be, prepared in accordance with United States generally accepted accounting principles ("GAAP"),
                                                                         ----
consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments) and fairly presents, or, in the case of Company SEC Reports after the date hereof, will fairly present, in each case in accordance with GAAP, the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments.

          Section 4.6 Real Property.
                      -------------

               (a) Except as set forth in Section 4.6 of the Company
Disclosure Schedule, the Company or one of the Company Subsidiaries has (x) good and marketable fee title to all real property owned (or reflected as owned on the Company Financial Statements) by Company or any Company Subsidiary (the "Owned Real Property") and (y) valid title to the leasehold estate (as lessee)
 -------------------
in all real property and interests in real property leased or subleased by Company or any Company Subsidiary as lessee or sublessee (the "Leased Real
                                                               -----------
Property", and together with the Owned Real Property, the "Real Property"), in
--------                                                   -------------
each case free and clear of all mortgages, liens, security interests, pledges, charges, easements, rights of way, options, claims, restrictions or encumbrances of any kind (each a "Lien" or collectively, the "Liens"), except:
                     ----                        -----

                    (i) Liens for Taxes (as defined in Section 4.10 below) that are not yet due and payable or, if due and payable, are not delinquent and may thereafter be paid without penalty;

                    (ii) Liens that secure indebtedness as reflected on the Company Financial Statements or indebtedness listed on Section 4.6 of the Company Disclosure Schedule;

                    (iii) easements, covenants, conditions, rights of way, encumbrances, restrictions, defects of title and other similar matters of public record (other than such matters that, individually or in the aggregate, do not materially adversely impair the current use or value of the Real Property);

                    (iv) zoning, planning, building and other applicable laws regulating the use, development and occupancy of real property and permits, consents and rules under such laws;

                    (v) Liens that have been placed by a third party on the fee title of Leased Real Property or property over which Company or any Company Subsidiary has easement rights, and subordination or similar agreements relating thereto;

                    (vi) Liens that, individually or in the aggregate, do not materially adversely impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and the Company Subsidiaries as presently conducted; and

                    (vii) Subleases identified in Section 4.6 of the Company Disclosure Schedule and indebtedness secured by property subleased under subleases identified in Section 4.6 of the Company Disclosure Schedule.

               (b) Neither Company nor any Company Subsidiary is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein that, in each case, is valued in excess of $100,000.

               (c) (i) Each lease or sublease for real property under
which Company or any Company Subsidiary is a lessee or sublessee (each, a "Real
                                                                           ----
Property Lease") is in full force and effect and is the valid and binding
--------------
obligation of Company or such Company Subsidiary, enforceable against Company or such Company Subsidiary in accordance with its terms and, to the knowledge of the Company, the other party or parties thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), (ii) no notices of default under any Real Property Lease have been sent or received by Company or any Company Subsidiary and (iii) neither Company nor any Company Subsidiary is in default in any material respect under any Real

Property Lease, and, to the knowledge of the Company, no landlord thereunder is in default in any material respect, except in each case, as do not materially adversely impair the use, occupancy or value of the Real Property or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (d) None of the rights or obligations of Company or any Company Subsidiary, or the lessor or sublessor, under any material Real Property Lease will be subject to termination, modification or acceleration of performance under any Real Property Lease as a result of the consummation of the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred which, with notice, lapse of time or both, would constitute a breach or default under any Real Property Lease by any of the Company or the Company Subsidiaries.

               (e) With respect to the Real Property, neither Company nor any Company Subsidiary has received any written notice of, nor to the knowledge of the Company does there exist as of the date of this Agreement, any pending, threatened or contemplated condemnation or similar proceedings, or any sale or other disposition of any Real Property or any part thereof in lieu of condemnation that, individually or in the aggregate, would reasonably be expected to materially adversely impair the use, occupancy or value of any Real Property. The Company and Company Subsidiaries have lawful rights of use and access to all Real Property necessary to conduct their businesses substantially as presently conducted.

          Section 4.7 Internal Controls and Procedures. The Company has
                      --------------------------------
established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed (but without making any representation or warranty as to the effectiveness of any such controls or procedures so designed) to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure and to make the certifications of the "principal executive officer" and the "principal financial officer" of the Company required by Section 302 of SOX with respect to such reports. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOX and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. Except as set forth in Section 4.7 of the Company Disclosure Schedule, there are no "significant deficiencies" or "material weaknesses" (as defined by SOX) in the design or operation of the Company's internal controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data.

          Section 4.8 Litigation; Undisclosed Liabilities; Restrictions on
                      ----------------------------------------------------
Dividends; No General Liens. Except as disclosed in the 2005 10-K or any Company
---------------------------
SEC Reports filed after the date of the 2005 10-K and prior to the date hereof or as set forth in Section 4.4, Section 4.8, Section 4.10, Section 4.12 or
Section 4.13 of the Company Disclosure Schedule, (a) there are no pending or, to the knowledge of the Company, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of the Company, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which, individually or in the aggregate, have resulted in since December 31, 2005 or would reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, (b) there have not been any significant developments since December 31, 2005 with respect to claims, suits, actions, proceedings, investigations or reviews that, individually or in the aggregate, have resulted in since December 31, 2005 or would reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that, individually or in the aggregate, have not resulted in since December 31, 2005 or would not reasonably be expected to result in a Company Material Adverse Effect. Except for matters reflected as liabilities or reserved against in the balance sheet (or notes thereto) as of December 31, 2005, included in the Company Financial Statements, as of the date of this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature and whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) that were incurred since December 31, 2005 in the ordinary course of business consistent in kind and amount with past practice, or
(ii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.8 of the Company Disclosure Schedule, and except as may be set forth in any Company Required Statutory Approval or Parent Required Statutory Approval, there are no restrictions (contractual or regulatory) limiting the ability of the Light Company from making distributions, dividends or other return of capital to the Company. Neither the Company nor Light Company has granted a general lien to secure indebtedness over its general intangibles, accounts receivable and/or deposit accounts; it being understood that this representation is not intended to address statutory or contractual rights of set off.

          Section 4.9 No Dissenters Rights. The Merger will not entitle any
                      --------------------
holder of Company Common Stock to any "dissenters rights" as such term is used under the BCL.

          Section 4.10 Tax Matters. Except as set forth in Section 4.10 of the
                       -----------
Company Disclosure Schedule, and except as to matters that would not reasonably be expected, considered individually or in the aggregate with other matters, to result in a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries have timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns (as defined below) required to be filed by them on or prior to the date hereof, such Tax Returns are correct, complete and accurate in all respects, and all Taxes (as defined below) shown as due on such Tax Returns have been paid; (ii) there are no audits, claims, assessments, levies, administrative or judicial proceedings pending against the Company by any taxing authority; (iii) there are no liens for Taxes upon any property or assets of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet due and payable, or liens for Taxes which are being contested in good faith; and are reserved for in accordance with GAAP in the appropriate Company SEC Reports; (iv) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against the Company or any of the Company Subsidiaries; (v) all Taxes that the Company or any Company Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the appropriate taxing authorities in a timely manner, to the extent due and payable; and (vi) neither the Company nor any company Subsidiary has been a party to any distribution occurring during the two-year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return. Except as set forth in Section 4.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has participated in any "listed transactions" or "reportable transactions" within the meaning of Treasury Regulations Section 1.6011-4, and neither the Company nor any Company Subsidiary has been a "material advisor" to any such transactions within the meaning of Section 6111 of the Code. As used in this Agreement: (i) the term "Tax" includes all federal,
                                                      ---
state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto; (ii) the term "Tax Return" includes all returns and
                                     ----------
reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes, including any amendments to such returns and reports; and (iii) the term "Treasury Regulations" means the regulations promulgated by the U.S. Department
 --------------------
of the Treasury pursuant to the Code. Except as would not reasonably be expected, considered individually or in the aggregate with other matters, to result in a Company Material Adverse Effect, none of the Company or any of the Company Subsidiaries are subject to any obligations to any counterparties in respect of the lease transactions identified on Section 4.6(b) and (c) of the Company Disclosure Schedule, other than obligations that are recourse only to the interest of the Company and the Company Subsidiaries in the leased property (and the collateral securing the counterparty's obligation to pay rent) or obligations that, through decisions that are solely within the Company's control, will become recourse only to such leased property.

          Section 4.11 Employee Benefits; ERISA.
                       ------------------------

               (a) Company Plans. Section 4.11(a) of the Company Disclosure
                   -------------
Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, policy, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each
                                                                  -----
profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance contract, arrangement, policy or agreement; and each other employee benefit plan, fund, program, policy, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA
                                                                      -----
Affiliate"), that together with the Company would be deemed a "single employer"
---------
within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is a party, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the "Company Plans").
                                               -------------

               (b) Deliveries. With respect to each Company Plan, the Company
                   ----------
has heretofore delivered or made available to the Parent true and complete copies of (i) each of the Company Plans and any amendments thereto; (ii) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement; and (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

               (c) Absence of Liability. No liability under Title IV of ERISA
                   --------------------
has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). No
                       ----
notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.33 or 4043.66, has been required to be filed for any Company Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No notices have been required to be sent to participants and beneficiaries or the PBGC under Section 302 or 4011 of ERISA or Section 412 of the Code.

               (d) Present Value of Accrued Benefits. Except as set forth in
                   ---------------------------------
Section 4.11(d) of the Company Disclosure Schedule, with respect to each Company Plan subject to Title IV of ERISA (a "Title IV Company Plan"), the present value
                                      ---------------------
of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

               (e) Funding. No Title IV Company Plan has incurred any
                   -------
"accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Company Plan ended prior to the Closing Date. All contributions required to be made with respect to any Company Plan as of the date hereof have been timely made and all obligations in respect of each Company Plan have been accrued and reflected in the Company Financial Statements to the extent required by GAAP.

               (f) Multiemployer Plans. No Title IV Company Plan is a
                   -------------------
"multiemployer plan," as defined in Section 4001(a)(3) of ERISA, nor is any Title IV Company Plan a plan described in Section 4063(a) of ERISA.

               (g) No Violations. Each Company Plan has been operated and
                   -------------
administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. As of the date hereof, there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Neither the Company nor any of its

Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA.

               (h) Section 401(a) Qualification. Each Company Plan intended to
                   ----------------------------
be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Company Plan under Section 401(a) of the Code.

               (i) Post-Employment Benefits. Except as set forth in Section
                   ------------------------
4.11(i) of the Company Disclosure Schedule, no Company Plan provides medical, surgical, vision, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their respective dates of retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). Except as limited by applicable terms of collective bargaining agreements to which the Company or any Company Subsidiary is a party or is otherwise bound, the Company or its Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

               (j) Reserved.
                   --------

               (k) Effect of Change of Control. Except as set forth in Section
                   ---------------------------
4.11(k) of the Company Disclosure Schedule, neither the execution of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) result in payments under any of the Benefit Plans that would not be deductible under Section 162(m) or Section 280G of the Code, (x) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (y) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Plans, or (z) except as limited by applicable terms of collective bargaining agreements to which the Company or any Company Subsidiary is a party or is otherwise bound, limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, the Parent, to merge, amend or terminate any of the Company Plans. There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recently completed fiscal year of the Company.

               (l) Claims. Except as set forth in Section 4.11(l) of the
                   ------
Company Disclosure Schedule, there are no pending, or to the knowledge of the Company threatened, claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

        Section 4.12  Labor and Employee Relations.  Except as set forth
                      ----------------------------
in Section 4.12 of the Company Disclosure Schedule:

                    (i) there are no collective bargaining agreements binding on the Company or the Company Subsidiaries;

                    (ii) none of the employees of the Company or the Company Subsidiaries is represented by a labor union, and, to the knowledge of the Company, no petition has been filed, nor has any proceeding been instituted by any employee or group of employees with any labor relations board or commission seeking recognition of a collective bargaining representative;

                    (iii) to the knowledge of the Company, (a) there is no organizational effort currently being made or threatened by or on behalf of any labor organization or trade union to organize any employees of the Company or the Company Subsidiaries, and (b) no demand for recognition of any employees of the Company or the Company Subsidiaries has been made by or on behalf of any labor organization or trade union;

                    (iv) there is no pending or, to the knowledge of the Company, threatened employee strike, work stoppage, slowdown, picketing or material labor dispute with respect to any employees of the Company or the Company Subsidiaries which would reasonably be expected to result in a Company Material Adverse Effect;

                    (v) the Company and the Company Subsidiaries are (a) in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, immigration, wages, hours and benefits, non-discrimination in employment, workers compensation, the collection and payment of withholding and/or payroll taxes and similar taxes (except for any non-compliance which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect), including but not limited to the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the National Labor Relations Act, the Americans with Disabilities Act of 1990, the Vietnam Era Veterans Reemployment Act, and any and all similar applicable state and local laws, and all material applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable regulations and orders thereunder; and (b) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has committed a material unfair labor practice as defined in the National Labor Relations Act;

                    (vi) each of the Company and the Company Subsidiaries is, and during the 90-day period prior to the date of this Agreement, has been in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended ("WARN Act"), or any
                                                            --------
          similar state or local law.


          Section 4.13  Environmental Protection.
                        ------------------------

               (a) Except as set forth in Section 4.13 of the Company Disclosure Schedule or in the 2005 10-K or any Company SEC Reports filed after the 2005 10-K and prior to the date hereof:

                    (i) Compliance. The Company and each of the Company
                        ----------
          Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 4.13(b)(ii)) except where the failure to so comply is not reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) from any Person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws.

                    (ii) Environmental Permits. The Company and each of the
                         ---------------------
          Company Subsidiaries have obtained or have applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary
                                             ---------------------
          for the construction of their facilities or the conduct of their operations except where the failure to so obtain is not reasonably likely to have a Company Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and the Company Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply is not reasonably likely to have a Company Material Adverse Effect.

                    (iii) Environmental Claims. There is no Environmental Claim
                          --------------------
          (as defined in Section 4.13(b)(i)) which is reasonably likely to have a Company Material Adverse Effect pending (A) against the Company or any of the Company Subsidiaries, or (B) against any real or personal property or operations which the Company or any of the Company Subsidiaries owns, leases or manages, in whole or in part.

                    (iv) Releases. The Company has no knowledge of any Releases
                         --------
          (as defined in Section 4.13(b)(iv)) of any Hazardous Material (as defined in Section 4.13(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, except for any Environmental Claim which is not reasonably likely to have a Company Material Adverse Effect.

                    (v) Exclusive Representations and Warranties. This Section
                        ----------------------------------------
          4.13(a) contains the sole and exclusive representations and warranties of the Company with respect to environmental matters.

               (b) Definitions. As used in this Agreement:
                   -----------

                    (i) "Environmental Claim" means any and all administrative
                         -------------------
          or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries; (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                    (ii) "Environmental Laws" means all federal, state and local
                          -------------------
          laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                    (iii) "Hazardous Materials" means (A) any petroleum or
                           ------------------
          petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals,
                                                 ----
          materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries is subject (for purposes of this Section 4.13).

                    (iv) "Release" means any release, spill, emission, leaking,
                          -------
          injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

               Section 4.14 Material Contracts. Except as set forth in Section
                            ------------------
4.14 of the Company Disclosure Schedule, or as disclosed in the 2005 10-K or any Company SEC Reports filed after the 2005 10-K and prior to the date hereof, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to or bound by:

                    (i) any Contract required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

                    (ii) any Contract that is reasonably likely to require (x) annual payments or other transfers of value to or from the Company and its Subsidiaries of more than $5 million or (y) aggregate payments or other transfers of value to or from the Company and its Subsidiaries of more than $5 million (other than Contracts relating to purchases of transformers or related infrastructure);

                    (iii) any wholesale purchase and sale Contracts for electric power;

                    (iv) any Contract to which the Company or the Company Subsidiaries is a party, or by which any of them is bound, that (x) the ultimate contracting party of which is a Governmental Authority (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract), (y) requires annual payments or other transfers of value to or from the Company and its Subsidiaries of more than $1 million, and (z) is not set to expire or terminate in accordance with its terms on or before December 31, 2006;

                    (v) any Contract relating to the sale of a business by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any potential indemnity or other payment obligation of more than $5 million;

                    (vi) other than with respect to any partnership that is wholly-owned by the Company or any wholly-owned Subsidiary of the Company, any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company owns more than a 15% voting or economic interest, or any interest valued at more than $5 million without regard to percentage voting or economic interest;

                    (vii) any non-competition Contract or other Contract that
          (I) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (II) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (III) grants "most favored nation" status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries or (IV) prohibits or limits the right of the Company or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights;

                    (viii) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including electricity, natural gas, crude oil and other commodities, currencies, interest rates and indices, but excluding the forward contracts included in the awards and options granted or issued under any of the Company Plans, and forward contracts for physical delivery, physical output of assets and physical load obligations; and

                    (ix) any Contract with provisions that may be affected by a ratings downgrade below "investment grade" (the Contracts described in clauses (i)-(ix) together with all exhibits and schedules to such Contracts, as amended through the date hereof, being the "Material
                                                                    --------
          Contracts")
          ---------

               (b) A true and correct copy of each Material Contract has previously been made available to the Parent and each such Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the officers of the Company, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

          Section 4.15  Intellectual Property.
                        ---------------------

               (a) Except as to matters that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect:
(i) the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in its business as presently conducted; (ii)
to the knowledge of the Company, the conduct of the Company and Light Company does not and has not in the past three (3) years infringed or otherwise violated the Intellectual Property rights of any third party; (iii) there is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted in writing or, to the Company's knowledge, threatened against the Company or Light Company concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property used by the Company or Light Company; (iv) to the Company's knowledge, no person is violating any Intellectual Property right that the Company or Light Company holds exclusively; and (v) the Company and Light Company have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company or Light Company. For purposes of this Agreement, "Intellectual Property" means
                                                   ---------------------
all (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same;
(ii) inventions, to the extent patentable, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential business information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, unpatentable discoveries and inventions, customer lists and supplier lists (collectively, "Trade Secrets");
                                                              -------------
and (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

               (b) The IT Assets operate and perform in all material
respects in accordance with their documentation and functional specifications and otherwise as required by the Company or Light Company in connection with its business as presently conducted, and have not materially malfunctioned or failed within the past three (3) years. The Company and Light Company have implemented reasonable backup, security and disaster recovery technology consistent with industry practices. The Company and Light Company take reasonable measures consistent with industry practices to ensure the confidentiality of customer financial and other confidential information and to comply with its privacy policy. For purposes of this Agreement, "IT Assets" means the Company's and the
                                         ---------
Subsidiaries' computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

          Section 4.16 Absence of Certain Changes or Event. Except as
                       -----------------------------------
disclosed in the Company SEC Reports filed prior to the date hereof, as expressly contemplated by this Agreement, or as set forth in Section 4.16 of the Company Disclosure Schedule, since December 31, 2005, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been any change or development or combination of developments affecting the Company or any Company Subsidiary, of which the Company has knowledge, that would reasonably be expected to result in a Company Material Adverse Effect.

          Section 4.17 Vote Required. Subject to Section 8.3(e), the approval of
                       -------------
the Merger by a majority of the votes cast by the holders of outstanding shares of Company Common Stock (the "Company Shareholders' Approval") is the only vote
                               ------------------------------
of the holders of any class or series of the capital stock of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

          Section 4.18 Opinion of Financial Advisor. The Company has
                       ----------------------------
received the opinion of Lehman Brothers, dated July 3, 2006, to the effect that the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock, a copy of which opinion has been delivered to the Parent. It is agreed and understood that such opinion may not be relied on by the Parent or the Merger Sub.

          Section 4.19  Insurance. Except as set forth in Section 4.19 of
                        ---------
the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability, and property damage insurance policies maintained by the Company or any Company Subsidiary are with reputable insurance carriers, provide adequate coverage for all insurable risks incident to the business of the Company, each such Company Subsidiary and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses, owning similar properties and assets or subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, have not resulted in since December 31, 2005 or would not reasonably be expected to result in a Company Material Adverse Effect. The Company and Company Subsidiaries maintain insurance in character and amount as may be required pursuant to their Contracts and are in compliance with applicable law with respect to their insurance in all material respects. Neither the Company nor any Company Subsidiary has received, as of the date hereof, any notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of the Company and each Company Subsidiary are in full force and effect and all premiums due prior to Closing with respect to such policies have been paid. To the knowledge of the Company,
(x) any material claim relating to litigation against the Company or any Company Subsidiary and as to which a complaint has been served upon the Company or any

Company Subsidiary and for which the Company may be entitled to insurance coverage and (y) any material claim not relating to litigation against the Company or any Company Subsidiary for which the Company may be entitled to insurance coverage has been reported to the applicable insurance carriers.

          Section 4.20 Brokers and Finders. The Company has not entered
                       -------------------
into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm. The Company has made available to the Parent disclosure regarding the amount of any such fee.

          Section 4.21 Regulatory Proceedings. As of the date hereof,
                       ----------------------
except as set forth in the Company Reports filed prior to the date hereof or as set forth in Section 4.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, all or part of whose rates or services are regulated by a Governmental Authority, (i) has rates which have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Authority or on appeal to the courts or (ii) is a party to any proceeding before a Governmental Authority or on appeal from orders of a Governmental Authority which, in each case, have resulted in or would reasonably be expected to result in a Company Material Adverse Effect.

          Section 4.22 Regulation as a Utility. (a) Except for (i) Light
                       -----------------------
Company, which is a "public utility" within the meaning of Section 201(e) of the FPA and regulated as an electric utility by the PaPUC, (ii) Duquesne Light Energy, LLC, which is an Electric Generation Supplier licensed by the PaPUC,
(iii) Duquesne Power, LLC, which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, (iv) Monmouth Energy, Inc., which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority,
(v) Duquesne Keystone, LLC, which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public utility under Section 205 of the FPA by virtue of having market-based rate authority, and (vi) Duquesne Conemaugh, LLC, which is an Exempt Wholesale Generator under Section 32 of PUHCA and is a public under
Section 205 of the FPA by virtue of having market-based rate authority, neither the Company nor any Company Subsidiary is subject to regulation as a utility or public service company (or similar designation) by the FERC, any state in the United States or in any foreign country.

               (b) Neither the Company nor any Company Subsidiary owns, holds or controls nuclear materials or nuclear related facilities that are subject to the regulation of the Nuclear Regulatory Commission under the Atomic Energy Act.

          Section 4.23 Approvals. As of the date hereof, to the Company's
                       ---------
knowledge, and excluding any facts or circumstances relating to the Parent, Merger Sub and their respective identities, qualifications and capabilities, there are no facts or circumstances relating to the Company, the Company Subsidiaries or the business or the Business Plan of the Company or its Subsidiaries that are reasonably likely to prevent or materially delay the receipt of the Company Required Statutory Approvals.

          Section 4.24  No Additional Representations of Parent or Merger
                        -------------------------------------------------
Sub. The Company acknowledges that none of the Parent, the Merger Sub, their
---
respective affiliates or any other Person acting on behalf of any of them has made any representation or warranty, express or implied, including any representation as to the accuracy or completeness of any information regarding the Parent, the Merger Sub, any of their respective affiliates or businesses, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Parent Disclosure Schedule hereto. The Company further agrees that none of the Parent, the Merger Sub, their respective affiliates or any other Person acting on behalf of any of them will have or be subject to any liability, except in the case of fraud or as specifically set forth in this Agreement, to the Company or any other Person resulting from the distribution to the Company, for the Company's use, of any information, document or material made available to the Company in expectation of the transactions contemplated by this Agreement.

          Section 4.25 No Other Representations of the Company. Except for
                       ---------------------------------------
the representations and warranties contained in this Article IV, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, regarding the Company or any Company Subsidiary.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
                                   MERGER SUB

         The Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

          Section 5.1 Organization and Qualification. Parent is a limited
                      ------------------------------
liability company and Merger Sub is a corporation and each of Parent and Merger Sub are duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. As used in this Agreement, (a) the term "Parent Disclosure Schedule" means the schedule
                                 --------------------------
delivered by the Parent prior to the date hereof, (b) the term "Parent Material
                                                                ---------------
Adverse Effect" shall mean any material adverse effect on the ability of the
--------------
Parent and the Merger Sub to consummate the transactions contemplated by this Agreement. As used in this Agreement, the term "knowledge" when referring to the
                                                ---------
knowledge of the Parent or the Merger Sub shall mean the actual knowledge of an executive officer of the Parent after reasonable inquiry of those persons who are reasonably likely to possess the relevant information.

          Section 5.2  Authority; Non-Contravention; Statutory
                       ---------------------------------------
Approvals; Compliance.
---------------------

               (a) Authority. Each of the Parent and the Merger Sub has
                   ---------
all requisite corporate or limited liability company power and authority to enter into this Agreement and, subject to the receipt of the applicable the Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by each of the Parent and the Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by each of the Parent and the Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of each of the Parent and the Merger Sub enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (b) Non-Contravention. The execution and delivery of
                   -----------------
this Agreement by each of the Parent and the Merger Sub does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, certificate of formation, by-laws, limited liability company operating agreement or similar governing documents, as applicable, of the Parent or the Merger Sub and (ii) subject to obtaining the Parent Required Statutory Approvals (as defined in Section 5.2(c)), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Parent or the Merger Sub or any of their respective properties or assets or (iii) any of the Financing Commitments (as defined below) or any of the definitive agreements relating to the Financings (as defined below) except in the case of clause (ii) for any such Violation which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (c) Statutory Approvals. Except as described in Section
                   -------------------
5.2(c) of the Parent Disclosure Schedule (the "Parent Required Statutory
                                               -------------------------
Approvals"), no declaration, report, filing or registration with, or notice to
---------
or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Parent or the Merger Sub, or the consummation by the Parent or the Merger Sub of the transactions contemplated hereby, except those that the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect (it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law) or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

               (d) Compliance. Neither the Parent, nor the Merger Sub
                   ----------
is under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, award, rule, regulation, ordinance or judgment of any Governmental Authority, except for any such violations which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Each of the Parent and the Merger Sub have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except those that the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material

Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Neither the Parent nor the Merger Sub is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Parent or the Merger Sub under (i) their respective certificates of incorporation, certificate of formation, by-laws, limited liability company agreement or similar governing documents, as applicable, or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are respectively a party or by which the Parent or the Merger Sub is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          Section 5.3 No Prior Activities. Except in connection with its
                      -------------------
organization, incorporation, capitalization or negotiation and consummation of this Agreement, the Equity Contribution Agreement (as defined in Section 5.6), and the transactions contemplated hereby and thereby, neither the Parent nor Merger Sub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever and each of the Parent and Merger Sub has conducted and will conduct its respective operations only as contemplated hereby. The Parent has no Subsidiaries other than Merger Sub. Except for the Financings, there are no notes, bonds, mortgages, indentures, deeds of trust, or other debt instruments to which the Parent or the Merger Sub is a party or by which the Parent or the Merger Sub or any of their respective properties or assets are bound.

          Section 5.4 Litigation. There are no pending or, to the
                      ----------
knowledge of the Parent or the Merger Sub, threatened claims, suits, actions or proceedings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, nor are there, to the knowledge of the Parent and the Merger Sub, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Parent or the Merger Sub which, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Parent or the Merger Sub except for such that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          Section 5.5 No Vote Required. No vote of the holders of any
                      ----------------
class or series of the capital stock of the Parent or the Merger Sub is necessary to approve this Agreement, the Merger or any of the other transactions contemplated hereby.

          Section 5.6 Financing. The Financing Commitments (as defined
                      ---------
below) are sufficient (i) to pay the Merger Consideration in accordance with
Article II hereof and to consummate the Merger and the other transactions contemplated hereby, and (ii) to pay all fees and expenses required to be paid by the Parent and Merger Sub in connection with the transactions contemplated by this Agreement. The Parent has delivered to the Company true and complete copies of (i) the commitment letter, dated as of the date hereof, between the Parent and the bank or banks identified on Section 5.6 of the Parent Disclosure Schedule (such bank or banks, the "Lender") (the "Debt Financing Commitment"),
                                   ------         -------------------------

pursuant to which the Lender has committed, subject to the terms thereof, to lend the amounts set forth therein (the "Debt Financing"), and (ii) the Equity
                                         --------------

Contribution Agreement, dated as of the date hereof, among Parent and its members (the "Equity Contribution Agreement" and together with the Debt
              -----------------------------
Financing Commitment, the "Financing Commitments"), pursuant to which such
                            ---------------------
parties have committed, subject to the terms thereof, to invest the cash amounts set forth therein (the "Equity Financing" and together with the Debt Financing,
                        ----------------
the "Financing"). Prior to the date of this Agreement, (i) none of the Financing
     ---------
Commitments have been amended or modified, and (ii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date of this Agreement, the Financing Commitments are in full force and effect.

          Section 5.7 Ownership of Company Common Stock. As of the date
                      ---------------------------------
hereof, other than with respect to the Stock Purchase Agreement, neither the Parent, the Merger Sub nor any of their respective affiliates (as such term is defined in Rule 12b-2 under the Exchange Act, excluding for the purposes of this
Section 5.7 officers and directors of the Parent and the Merger Sub) (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

          Section 5.8 Brokers and Finders. The Parent has not entered into
                      -------------------
any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Macquarie Securities (USA) Inc., whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm.

          Section 5.9 Approvals. As of the date hereof, none of the
                      ---------
Parent's officers know of any facts or circumstances relating to the Parent or Merger Sub or their respective affiliates that are reasonably likely to prevent or materially delay the receipt of the Parent Required Statutory Approvals.

          Section 5.10  No Additional Representations of Company and
                        --------------------------------------------
Company Subsidiaries.  The Parent and Merger Sub acknowledge that none of the
--------------------
Company, any Company Subsidiary, their respective affiliates or any other Person acting on behalf of any of them has made (i) any representation or warranty, express or implied, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Assets (as defined below) of or held by the Company or any Company Subsidiary, or (ii) any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, the Company Subsidiaries, any of their respective affiliates or businesses, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Company Disclosure Schedule hereto. The Parent and Merger Sub further agree that none of the Company, any Company Subsidiary, their respective affiliates or any other Person acting on behalf of any of them will have or be subject to any liability, except in the case of fraud or as specifically set forth in this Agreement, to the Parent, Merger Sub or any other Person resulting from the distribution to the Parent, for the Parent's use, of any information, document or material made available to the Parent in certain "data rooms" (whether electronic or otherwise), management presentations or any other form in expectation of the transactions contemplated by this Agreement. As used in this Agreement, the term "Assets" shall mean all of the Company's and Company Subsidiaries' right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used in connection with, or related to, the business owned by the Company or a Company Subsidiary or in which the Company or a Company Subsidiary has any interest.

          Section 5.11  No Other Representations of the Parent and the
                        ----------------------------------------------
Merger Sub. Except for the representations and warranties contained in this
----------
Article V, none of the Parent, Merger Sub or any other Person acting on behalf of the Parent or Merger Sub makes any representation or warranty, express or implied, regarding the Parent or Merger Sub.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 6.1 Covenants of the Company. After the date hereof and
                      ------------------------
prior to the Effective Time or earlier termination of this Agreement, the Company agrees, each as to itself and to each of the Company Subsidiaries, (A) to conduct its business in a manner substantially consistent in all material respects with the business plan for the Company and its Subsidiaries dated as of the date hereof and delivered concurrently herewith to the Parent (the "Business
                                                                        --------
Plan")(provided, however, that in doing so, the Company makes no representation
----   --------  -------
or warranty that any projections set forth in, or results expected by, the Business Plan will be achieved nor does the Company covenant that it will ultimately achieve an such projections or expected results) and (B) as follows, except (i) as set forth in Section 6.1 of the Company Disclosure Schedule, (ii) as otherwise expressly permitted by this Agreement, (iii) as contemplated by the Business Plan, (iv) as may be reasonably responsive to requirements of applicable law, or (v) to the extent the Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed:

               (a) the business of the Company and each Company Subsidiary shall be conducted in the ordinary and usual course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, the Company and each Company Subsidiary shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates; provided, however, that
                                                        --------  -------
the Company and/or wholly-owned, direct or indirect, Company Subsidiaries may enter into intercompany transactions and intercompany reorganizations that do not have adverse effects on the Company or such Company Subsidiaries (other than the fact that any such transaction or reorganization has taken place);

               (b) the Company shall not and shall cause the Company Subsidiaries not to (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of the Company Subsidiaries; (ii) amend its articles of incorporation, charter or by-laws; (iii) split, combine, subdivide or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than regular quarterly cash dividends on Company Common Stock in amounts no greater than those set forth in the Business Plan (provided, however, that
                                                      --------  -------
any such dividend for the quarter during which the Closing occurs shall be prorated based on the number of days in such quarter preceding the Closing Date) and dividends on any preferred stock or preference stock of Light Company; (v) repurchase, redeem or otherwise acquire (except for (A) mandatory sinking fund obligations existing on the date hereof, and (B) redemptions, purchases, acquisitions or issuances required by the respective terms of any Company Plan, in the ordinary course of the operation of such plans consistent with past practice), or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, or (vi) fund the Company's dividend reinvestment plan with shares of Company Common Stock owned by the Company as treasury stock; provided, however, that this Section
                                        --------  -------
6.1(b) shall not restrict any dividends from any wholly-owned, direct or indirect, Company Subsidiary nor shall it restrict the Company's ability to dissolve, liquidate or wind-up any wholly-owned, direct or indirect, Company Subsidiary that the Company deems to be no longer useful and the dissolution, liquidation or winding-up of which would not result in any adverse effect on the Company or any such Company Subsidiary (other than the fact that any such dissolution, liquidation or winding up has taken place);

               (c) neither the Company nor any Company Subsidiary shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (A) shares issuable pursuant to options outstanding on the date hereof under the Company Plans and additional options or rights to acquire shares required by the terms of any Company Plan as in effect on the date hereof in the ordinary course of the operation of such Company Plan and (B) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with
Section 6.1(d) hereof; (ii) other than in the ordinary and usual course of business, and except for long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its maturity or at a lower cost of funds, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other material property or material assets (including capital stock of any Company Subsidiary) or incur, assume or modify any indebtedness or other material liability; or (iii) make any commitments for, make or authorize any capital expenditures;

               (d) neither the Company nor any Company Subsidiary shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any Company Plan or increase the salary, wage, bonus or other compensation of any directors, officers or employees, or grant any new severance or termination pay not in existence on the date hereof or enter into any new severance agreement not in existence on the date hereof except (i) for grants or awards to directors, officers and employees under existing Company Plans in such amounts and on such terms as are consistent with past practice, (ii) in the normal and usual course of business (which shall include normal periodic performance reviews and related plans and the provision of individual Company Plans consistent with past practice for newly hired, appointed, or promoted officers and employees and the adoption of Company Plans for employees of new Company Subsidiaries in amounts and on terms consistent with past practice) or (iii) for actions necessary to satisfy existing contractual obligations under Company Plans existing as of the date hereof, or as required by law;

               (e) the Company shall, and shall cause the Company Subsidiaries to, maintain insurance in such amounts and against such risks and losses as are consistent in all material respects with the insurance maintained by the Company and the Company Subsidiaries as of the date hereof;

               (f) the Company shall, and shall cause the Company Subsidiaries to, maintain in effect all material governmental permits, franchises and other authorizations pursuant to which the Company or any Company Subsidiaries operate;

               (g) neither the Company nor any Company Subsidiaries shall voluntarily make, propose or consent to any changes in the Company's or Company Subsidiaries' (1) regulated rates or charges, (2) standards or service or (3) regulatory accounting, other than pursuant to, and in amounts not less favorable to the Company and Company Subsidiaries than requested in, the filing of the proceeding at the FERC expected to be initiated by the Company or the Light Company in 2006 to increase rates, charges or revenue requirements for transmission, distribution or generation services (the "2006 FERC Rate Case")
                                                        -------------------
and the filing of the proceeding at the PaPUC initiated by the Company or the Light Company in April 2006 to increase or otherwise change rates, charges or revenue requirements for transmission, distribution or generation services (the "2006 PaPUC Rate Case"); provided, however, that for purposes of this Section
 --------------------    --------  -------
6.1(g), Parent's right to consent hereunder is conditioned upon the exercise of such consent right by no more than two individuals designated by Parent who shall have the authority to bind Parent in respect of such matters.

               (h) the Company shall not, and shall not cause or allow the Company Subsidiaries to, make or change any material Tax elections, change or consent to any material change in the Company's or such Company Subsidiary's method of accounting for Tax purposes, settle or compromise any material Tax liability, claim or assessment, or file any material amended Tax Return; and

               (i) neither the Company nor any Company Subsidiary shall authorize or enter into an agreement to do any of the actions prohibited by the foregoing.

          Section 6.2 Risk Management. The Company will continue to follow
                      ---------------
the Company's Governing Policy for Risk Management, as approved on July 22, 2004 and amended on May 26, 2005, and, as applicable, the Duquesne Power, LLC Policy, Control and Procedures Manual for Risk Management, as approved on January 18,

2006 (collectively, the "Risk Management Policies") in respect of its Material
                         ------------------------
Contracts and any new Material Contracts entered into after the date hereof. In addition, the Company shall consult with the Parent prior to taking any action with respect to a Material Contract that is subject to the Risk Management Policies and generally in respect of activities subject to the Risk Management Policies; provided, however, that in connection with any such consultation,
          --------  -------
Parent shall not be entitled to direct or manage any decisions or activities of the Company. The Company shall afford a representative of Parent an opportunity to observe in person or by telephone in all meetings of the Company's Risk Management Committee; provided, however, that in connection with any such
                      --------  -------
observation, Parent shall not be entitled to direct or manage any decisions or activities of the Company.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          Section 7.1  Access to Company Information.  Upon reasonable
                       -----------------------------
notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives")
                                                             ---------------
of the Parent reasonable access, upon reasonable advance notice, during normal business hours throughout the period prior to the Effective Time, to all of its employees, properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to the Parent and its Representative, (i) access to each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, FERC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission and (ii) access to all information concerning the Company, the Company Subsidiaries, and their respective directors, officers and shareholders and such other matters as may be reasonably requested by the Parent or its Representatives in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any
                --------  -------
Company Subsidiary be obligated to provide any access or information if the Company or the Company Subsidiary reasonably determines, in good faith after consultation with counsel, that providing such access or information is likely to violate applicable law, cause either the Company or any Company Subsidiary to breach a confidentiality obligation to which it is bound or jeopardize any recognized privilege available to either the Company or any Company Subsidiary. The Parent agrees to indemnify and hold the Company and the Company Subsidiaries harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any Representative of the Parent, and any damage to or destruction of any property owned by the Company or any of the Company Subsidiaries or others (including claims or liabilities for loss of use of any property) resulting from the action of any of the Representatives of the
Parent (other than as directed by the Company or any Company Subsidiary or any of their respective Representatives) during any visit to the business or property sites of the Company or the Company Subsidiaries prior to the Closing Date, whether pursuant to this Section 7.1 or otherwise. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, the Parent shall, and shall cause its Representatives accessing such properties to, comply with all applicable laws and all of the Company's and the Company Subsidiaries' safety and security procedures and conduct itself in a manner that would not be reasonably expected to interfere with the operation, maintenance or repair of the assets of the Company or such Company Subsidiary. Notwithstanding anything to the contrary herein, the Parent shall not have the right to conduct environmental sampling or testing on any of the properties of the Company or the Company Subsidiaries. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated November 28, 2005, entered into by and between the Company and Macquarie Securities (USA) Inc. (the "Confidentiality
                                                       ---------------
Agreement").
---------

          Section 7.2 Proxy Statement. The proxy statement, any amendment
                      ---------------
thereof or supplement thereto, to be sent to the shareholders of the Company in connection with the Merger (the "Proxy Statement") will comply in all material
                                 ---------------
respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company will prepare and file with the SEC, as promptly as is reasonably practicable after the date hereof, and in any event not later than thirty (30) days after the date hereof, the Proxy Statement in a form that complies in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Parent and the Merger Sub shall furnish to the Company all information concerning itself which is required or customary for inclusion in the Proxy Statement. The Company and the Parent each agrees to respond as promptly as is practicable to any comments of the SEC on the Proxy Statement and to mail the Proxy Statement to holders of Company Common Stock promptly after the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. The information provided by any party hereto for use in or incorporation by reference in the Proxy Statement shall be true and correct in all material respects, at the dates mailed to Shareholders of the Company and at the time of the Company Meeting (as defined below), without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company, the Parent or the Merger Sub, or any of their respective affiliates, officers or directors, should be discovered by the Company, the Parent or the Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

          Section 7.3  Regulatory Matters.
                       ------------------

               (a) HSR Filings. Each party hereto shall, as soon as
                   -----------
reasonably practicable after the date hereof, file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated
                       -------
thereunder with respect to the transactions contemplated hereby. Such parties will use their reasonable best efforts to respond on a timely basis to any requests for additional information made by either of such agencies.

               (b) Other Regulatory Approvals. Each party hereto shall
                   --------------------------
cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals prior to the Initial Termination Date (as defined in Section 9.1(c)) (as the same may be extended hereunder); provided, however, that the Company and Parent shall
                        --------  -------
file the Company Required Statutory Approvals and the Parent Required Statutory Approvals, respectively, as promptly as is reasonably practicable after the date hereof, and in no event later than sixty (60) days after the date hereof. Each party hereto shall cooperate and use all commercially reasonable efforts to obtain as promptly as reasonably practicable all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals. Each party shall have the right to review a reasonable time in advance and to provide comments on any filing made after the date hereof and until the Initial Termination Date (as the same may be extended hereunder) by the other party or a Subsidiary of any party with any Governmental Authority with respect to the Merger, the 2006 PaPUC Rate Case or the 2006 FERC Rate Case and the party or Subsidiary making such filing shall give reasonable consideration to any changes suggested for such filing. In addition, the Company shall consult with Parent prior to making any regulatory filing with the PaPUC or FERC; provided, however, that in connection with any such consultation
               --------  -------

Parent shall not be entitled to direct or manage any decisions or activities of the Company. Parent agrees that if actions to maintain the credit ratings of Light Company at current levels appear to be advisable that Parent will endeavor to work with the Company and Parent's members in good faith to procure the agreement of its members to take or approve actions to maintain that rating.

               (c) The Company and the Parent each shall, upon request by the other, furnish the other with all true and accurate information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Parent, the Company or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement.

               (d) The Company and the Parent each shall promptly provide the other party with copies of all filings made by any of the Company, the Parent or any of their Subsidiaries with any federal or state court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby. The Company and the Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notices or other communications received by the Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. The Company and the Parent each shall give prompt notice to the other of any change that would reasonably be expected to result in a Company Material Adverse Effect or the Parent Material Adverse Effect, respectively.

               (e) In the event any claim, action, suit, investigation, legal or administrative proceeding is commenced by any Governmental Authority or Person (other than to the Company, the Parent or any of their Subsidiaries) that questions the validity or legality of this Agreement, or the Merger or the other transactions contemplated by this Agreement or claims damages in connection therewith, the Company and the Parent each agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

               (f) Nothing in this Agreement provides for, at the time of the Closing or thereafter, any of the following:

                    (i) transfers of facilities between Light Company and Parent or Company or any affiliate or subsidiary of Parent or Company (an "Associate Company");
           -----------------

                    (ii) new issuances of securities by Light Company for the benefit of an Associate Company;

                    (iii) new pledges or encumbrances of assets of Light Company for the benefit of an Associate Company; or

                    (iv) the execution of new affiliate contracts between Light Company and an Associate Company other than non-power goods and services agreements subject to review under sections 205 and 206 of the FPA.

               (g) Notwithstanding any other provision of this Agreement, in connection with Parent's obligations set forth in this Section 7.3, Parent and Merger Sub shall not be required to cause any member of Parent or any director, officer, employee, general partner, limited partner, member or manager of any member of Parent, in each case in his, her or its individual capacity, to take any action, undertake any divestiture or restrict its conduct other than to provide responsive information required to make any submission or application to a Governmental Authority and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances. Parent agrees that if actions to maintain the credit ratings of Light Company at current levels appear to be advisable that Parent will endeavor to work with the Company and Parent's members in good faith to procure the agreement of its members to take or approve actions to maintain that rating.

          Section 7.4  Approval of the Company Shareholders. The Company
                       ------------------------------------
shall, as soon as reasonably practicable after the date hereof, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting") for the purpose of securing the Company
                   ---------------
Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to Section 7.9, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with the Parent with respect to each of the foregoing matters.

          Section 7.5 Directors' and Officers' Indemnification.
                      ----------------------------------------

               (a) Indemnification. From and after the Effective Time,
                   ---------------
the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all
 -----------------                         -------------------
losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arising out of the fact that such Person is or was a director, officer or employee of the Company or any Company Subsidiary (the "Indemnified
                                                        -----------
Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based
-----------
on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the business corporation law of the Surviving Corporation's state of incorporation, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the business corporation law of the Surviving Corporation's state of incorporation and the certificate of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not
                   --------  -------
be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

               (b) Insurance. The Parent shall cause the Surviving
                   ---------
Corporation to purchase a six-year extended reporting period endorsement ("reporting tail coverage") under the Company's existing directors' and officers' liability insurance coverage (the "Existing D&O Coverage"), provided
                                             ---------------------
that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the Effective Time on terms, that in all material respects, are no less advantageous to the intended beneficiaries thereof than the existing directors' and officers' liability insurance; provided, that the cost for such policy does not exceed 300% of the
           --------

2006 premium for the Existing D&O Coverage (the "Maximum Amount"), and if it
                                                 --------------
does the Surviving Corporation shall purchase the greatest coverage available for the Maximum Amount.

               (c) Successors. In the event the Surviving Corporation, the
                   ----------
Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions shall be made so that the successors, assigns and/or transferees of the Surviving Corporation or the Parent shall assume the obligations set forth in this Section 7.5.

               (d) Survival of Indemnification. To the fullest extent permitted
                   ---------------------------
by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, the Company Subsidiaries with respect to their activities as such prior to, on or after the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect to any claim or claims shall continue until final disposition of such claim or claims.

               (e) Benefit. The provisions of this Section 7.5 are intended to
                   -------
be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, executors or administrators and his or her representatives.

          Section 7.6 Public Announcements. Except as may be required by law or
                      --------------------
by obligations pursuant to any listing agreement with or rules of any national securities exchange, the Company and the Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to (i) the Merger and the other transactions contemplated by this Agreement and (ii) material corporate and financial information relating to the Company. Each of the Company and Parent will, to the extent practicable, provide the other, reasonably in advance of its use, with drafts of any press release or other widely disseminated presentation or other information, in each case relating to the Merger or material corporate and financial information relating to the Company, and give reasonable consideration to the comments of the other thereon. In connection with the foregoing, the Company and the Parent may share any such drafts with their respective investors and representatives provided that any such investors or representatives are bound by an obligation to maintain the confidentiality of such information sufficient to satisfy the requirements of Regulation FD promulgated under the Securities Act. Each of the Company and Parent will advise the other in advance of the timing of any such press release, presentation or other information relating to the Merger and will provide the other with a final copy of the same simultaneously with its public release.

          Section 7.7 Employee Agreements and Workforce Matters.
                      -----------------------------------------

               (a) Certain Employee Agreements. The Parent shall cause the
                   ---------------------------
Surviving Corporation and its Subsidiaries to honor, without modification, all collective bargaining agreements in effect as of the date hereof, and the Parent shall cause the Surviving Corporation and its Subsidiaries to honor all contracts and agreements of the parties in effect as of the date hereof that apply to any current or former employee or current or former director or consultant of the parties hereto; provided, however, that, except to the extent
                                  --------  -------
otherwise provided in Section 7.8, this undertaking is not intended to prevent the Surviving Corporation or any of its Subsidiaries from enforcing such contracts, agreements and collective bargaining agreements in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment, or portion thereof.

               (b) Workforce Matters. The Parent shall cause any workforce
                   -----------------
reductions carried out following the Effective Time by the Surviving Corporation and its Subsidiaries to be in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the WARN Act and regulations promulgated thereunder, including, without limitation, the aggregation of employment losses thereunder, and any comparable state or local law.

          Section 7.8 Employee Benefit Plans.
                      ----------------------

               (a) Continued Employment; Service Credit. The Parent shall cause
                   ------------------------------------
the Surviving Corporation, as of the Closing Date, to continue the employment of all employees of the Company and the Company Subsidiaries who were employees immediately prior to the Closing Date (the "Affected Employees"). The Parent
                                            ------------------
shall cause all service under any Company Plan that was recognized, accrued or credited under such Company Plan immediately preceding the Effective Time to continue to be recognized, accrued or credited for all relevant purposes under such Company Plan as of and at all times following the Effective Time. Subject to obligations under applicable law and applicable collective bargaining agreements, the Parent shall cause all Affected Employees to be credited with all service for the Company or the Company Subsidiaries (and all other service credited by the Company or the Company Subsidiary) under (x) all employee benefit plans, programs and policies (if any) of the Parent or its direct or indirect Subsidiaries (including the Surviving Corporation) in which the Affected Employees first become participants on or after the Effective Time, for purposes of eligibility and vesting but not for benefit accrual purposes or eligibility for early retirement purposes under defined benefit pension plans and not to the extent crediting such service would result in duplication of benefits and (y) any severance or vacation plans of the Parent or its direct or indirect Subsidiaries (including the Surviving Corporation) for purposes of determining the amount of each Affected Employee's severance and vacation benefits. The Parent shall, and shall cause its direct or indirect Subsidiaries (including the Surviving Corporation), or shall use its reasonable efforts to cause its insurance carrier, to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to each Affected Employee under any welfare benefit plan in which the Affected Employee participates on or after the Closing Date, except to the extent of limitations or waiting periods that are already in effect with respect to the Affected Employee as of the Closing Date and that have not been satisfied as of the Closing Date and (ii) credit each Affected Employee for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements for the year in which the Closing Date occurs under any welfare plan in which the Affected Employee participates on and after the Closing Date. Nothing in this Section 7.8(a) shall be deemed to create any right of employment with respect to any Affected Employee.

               (b) Continuation of Benefits. Subject to applicable law and
                   ------------------------
obligations under applicable collective bargaining agreements, the Parent shall cause the Surviving Corporation to maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation and benefit plans, programs and policies (other than stock or equity based plans and policies so long as any such plans and policies are replaced with plans or policies of equivalent value) as will provide compensation and benefits to each Affected Employee that in the aggregate are no less favorable than those provided pursuant to such employee compensation and benefit plans, programs and policies of the Company and the Company Subsidiaries as in effect on the Closing Date; provided, however, that the Parent shall, for one year following the
      -------   -------
Closing Date, continue (or cause the Surviving Corporation to continue) the Company's severance pay policy (the "Severance Policy") in full force and effect
                                     ----------------
to the same extent that such Severance Policy is in effect on the date of this Agreement. Except as required by applicable law or any applicable collective bargaining agreement, nothing contained herein shall obligate the Parent, the Surviving Corporation or any of their Affiliates to (i) maintain any particular Company Plan, (ii) maintain any particular type of Company Plan or (iii) retain the employment of any particular employee.

               (c) Severance and Change of Control Payments. Promptly following
                   ----------------------------------------
the Closing, the Company shall make full and prompt payment of all severance and/or change of control payments due pursuant to the terms of all applicable severance agreements and/or change of control agreements listed on Section 4.11(k) of the Company Disclosure Schedule to each individual who (i) has such a severance agreement and/or change of control agreement with the Company or a Company Subsidiary, (ii) is an employee of the Company or a Company Subsidiary immediately prior to the Closing Date and (iii) is entitled to a severance and/or change of control payment pursuant to the terms of his or her respective severance agreement and/or change of control agreement.

               (d) Communications. Prior to making any material written
                   --------------
communications to the directors, officers or employees of the Company or any of its Subsidiaries, or material oral communications to a group of directors, officers or employees, pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide the Parent with a copy of the intended communication, the Parent shall have a reasonable period of time to review and comment on the communication, and the Parent and the Company shall cooperate in providing any such mutually agreeable communication.

               (e) ESOP Matters. Promptly following the date of this Agreement,
                   ------------
the Company shall submit an application to the appropriate District Director of the Internal Revenue Service requesting a favorable determination with respect to a proposed amendment (the "Amendment") to the Duquesne Light Holdings, Inc.
                              ---------
401(k) Savings Plan (the "Savings Plan"). The Amendment shall be submitted with
                          ------------
such determination application, and shall provide for the items set forth in
Section 7.8(e) of the Company Disclosure Schedule effective as of the Closing.

          Section 7.9 Acquisition Proposals.
                      ---------------------

               (a) Non-Solicitation. Except as expressly contemplated by this
                   ----------------
Section 7.9, the Company shall not, nor shall it permit any Company Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information except information relating to the existence of these provisions), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or all or any significant portion of assets or any equity securities of the Company or any of the Company Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such
                                     --------------------
transaction or purchase being hereinafter referred to as an "Acquisition
                                                             -----------
Transaction") or (ii) participate in any discussions (except as to the existence
-----------
of these provisions) or negotiations relating to any Acquisition Proposal or Acquisition Transaction; provided, however, that if, prior to securing the
                         --------  -------

Company Shareholders' Approval, the Board of Directors of the Company determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its duties under state corporate law applicable to the conduct of directors, the Company may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.9(a), and subject to the Company's compliance with
Section 7.9(c), (A) furnish information with respect to it and the Company Subsidiaries to any Person pursuant to a customary confidentiality agreement (as determined after consultation with its outside counsel), the benefits of the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the Parent, shall be extended to the Parent, and (B) participate in negotiations regarding such Acquisition Proposal.

               (b) Procedures. Except as expressly permitted by this Section
                   ----------
7.9(b), neither the Board of Directors of the Company, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee thereof of the Merger or the adoption and approval of the matters to be considered at the Company Meeting, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) cause or permit the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (an "Acquisition Agreement") related to any
                                ---------------------
Acquisition Proposal. Notwithstanding the foregoing, in the event that there exists a Superior Proposal (as defined below), the Board of Directors of the Company may, prior to securing the Company Shareholders' Approval, subject to this and the following sentences of this Section 7.9(b), withdraw or modify its approval or recommendation of the Merger or the approval of the matters to be considered at the Company Meeting, and/or the Board of Directors of the Company may, prior to securing the Company Shareholders' Approval (subject to this and the following sentences of this Section 7.9(b)), approve or recommend such Superior Proposal or terminate this Agreement (and, subject to Article IX hereof, concurrently with such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal), but only if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of the Company authorizes the Company to enter into a binding written Acquisition Agreement concerning an Acquisition Transaction that constitutes a Superior Proposal and the Company notifies the Parent in writing that it intends to enter into such an Acquisition Agreement, attaching such Acquisition Agreement to such notice and specifying any material terms and conditions not included in the Acquisition Agreement and further identifying the party making the Superior Proposal, and (iii) the Parent does not make, within five (5) business days of receipt of written notification from the Company of the Company's intention to enter into a binding Acquisition Agreement for a Superior Proposal, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to its shareholders as the Superior Proposal. The Company agrees (i) that it will not enter into a binding Acquisition Agreement referred to in clause (ii) above until at least the sixth business day after it has provided the notice to the Parent required hereby and (ii) to notify the Parent promptly, if its intention to enter into the written Acquisition Agreement referred to in its notification shall change at any time after giving such notification. For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal made by a third party
 -----------------
to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than fifty percent (50%) of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all of the consolidated assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (x) (based on the written opinion of a financial advisor of nationally recognized reputation (which opinion shall be provided to the Parent)) to be more favorable from a financial point of view to the Company's shareholders after consideration of the Merger and the transactions contemplated hereby, (y) to be more favorable to the Company than the Merger and the transactions contemplated hereby after taking into account any additional constituencies (including shareholders) and other pertinent factors permitted under the laws of the Commonwealth of Pennsylvania, and (z) to constitute a transaction that is reasonably likely to be consummated on the terms proposed by the party making the proposal, taking into account all legal, financial, regulatory and other aspects of the proposal.

               (c) Notification. In addition to the obligations of the parties
                   ------------
set forth in paragraphs (a) and (b) of this Section 7.9, if the Company has received an Acquisition Proposal, it shall immediately advise the Parent hereto orally and in writing of such Acquisition Proposal, any request for information, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. If the Company has received an Acquisition Proposal, it shall keep the Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

               (d) Exchange Act Exception. Nothing contained herein shall
                   ----------------------
prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer.

          Section 7.10 Post-Merger Operations.
                       ----------------------

               (a) Corporate Offices. The Surviving Corporation shall maintain
                   -----------------
its operating headquarters and the operating headquarters of Light Company in the Pittsburgh, Pennsylvania area for a period of at least five years following the Merger (unless required to relocate such headquarters as a result of a decision issued by the PaPUC).

               (b) Corporate Contributions. After the Effective Time and for a
                   -----------------------
period of five years thereafter, the Surviving Corporation shall provide corporate contributions and community support in Southwestern Pennsylvania at levels substantially comparable to the levels of charitable contributions and community support provided by the Company in such region as set forth in the Company's budget for 2006.

          Section 7.11 Expenses. Subject to Section 9.3, all costs and expenses
                       --------
incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however,
                                                           --------  -------
that the expenses incurred for experts, other than legal counsel, retained for the purpose of advising and supporting joint regulatory filings shall be shared equally by the Company and Parent.

          Section 7.12 Further Assurances. Each party will, and will cause its
                       ------------------
Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

          Section 7.13 Takeover Statutes. If any "fair price," "moratorium,"
                       -----------------
"control share acquisition" or other similar anti-takeover statute or regulation, including, without limitation, Sections 2541 et. seq., 2551 et. seq. and 2561 et seq. of the BCL (each, a "Takeover Statute") is or may become
                                      ----------------
applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such transactions.

          Section 7.14 Financing.
                       ---------

               (a) Notwithstanding anything contained in this Agreement to the contrary, the Parent expressly acknowledges and agrees that the Parent's and Merger Sub's obligations hereunder are not conditioned in any manner upon the Parent or Merger Sub obtaining any financing. The Parent shall keep the Company apprised of all material developments or changes relating to the Financing Commitments and the Financing contemplated thereby. The failure, for any reason, of the Parent and the Merger Sub to have sufficient cash available on the Closing Date to pay the Merger Consideration in accordance with Article II hereof and/or the failure to so pay the Merger Consideration on the Closing Date shall constitute a willful and material breach of this Agreement. In addition, for the avoidance of doubt, the existence of any conditions contained in the Financing Commitments or the Financing (including the Equity Contribution Agreement) shall not constitute, nor be construed to constitute, a condition to the consummation of the transactions contemplated by this Agreement.

               (b) The Parent shall use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, and close upon concurrently with the Closing, the Debt Financing on the terms and conditions described in or comparable to the Debt Financing Commitment (provided that the Parent may terminate and replace or amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment as of the date hereof or otherwise so long as the terms would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement or otherwise prevent or materially delay or materially impair the consummation of the transactions contemplated hereby) including using its reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, (ii) satisfy on a timely basis all conditions applicable to the Parent or Merger Sub to obtaining the Debt Financing, (iii) enter into definitive agreements with respect thereto on terms and conditions contemplated by the Debt Financing Commitment or any replacement commitments or on other terms that would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement and (iv) consummate the Debt Financing at or prior to Closing. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, the Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transaction contemplated by this Agreement as promptly as practicable following the occurrence of such event. The Parent shall give the Company prompt notice of any material breach of the Debt Financing Commitment of which the Parent becomes aware or any termination of the Debt Financing Commitment. The Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of the efforts to arrange the Debt Financing and provide copies of all documents related to the Debt Financing (other than any ancillary documents subject to confidentiality agreements) to the Company.

               (c) The Parent shall use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to arrange, and close upon concurrently with the Closing, the Equity Financing on the terms and conditions described in or comparable to the Equity Contribution Agreement (provided that the Parent may, subject to the terms of the Equity Contribution Agreement, terminate and replace or amend the Equity Contribution Agreement to add lenders, lead arrangers, bookrunners, syndication agents, or similar entities who had not executed the Equity Contribution Agreement. As of the date hereof or otherwise so long as the terms would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement or otherwise prevent or materially delay or materially impair the consummation of the transactions contemplated hereby) including using its reasonable best efforts to (i) maintain in effect the Equity Contribution Agreement, (ii) satisfy on a timely basis all conditions applicable to the Parent or Merger Sub to obtaining the Equity Financing, (iii) enter into definitive agreements with respect thereto on terms and conditions contemplated by the Equity Contribution Agreement or any replacement commitments or on other terms that would not adversely impact the ability of the Parent to consummate the transactions contemplated by this Agreement and (iv) consummate the Equity Financing at or prior to Closing. If any portion of the Equity Financing becomes unavailable on the terms and conditions contemplated in the Equity Contribution Agreement, the Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transaction contemplated by this Agreement as promptly as practicable following the occurrence of such event. The Parent shall give the Company prompt notice of any material breach of the Equity Contribution Agreement of which the Parent becomes aware or any termination of the Equity Contribution Agreement. The Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of the efforts to arrange the Equity Financing and provide copies of all documents related to the Equity Financing (other than any ancillary documents subject to confidentiality agreements) to the Company.

               (d) The Company shall, and shall cause the Company Subsidiaries to, at the Parent's sole expense (and provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries) use its and their reasonable best efforts to provide such cooperation as may be reasonably requested by the Parent in connection with the Financings, including using reasonable best efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet (including in Australia) with ratings agencies and prospective lenders and investors in presentations, meetings, and due diligence sessions,
(ii) assist with the preparation of disclosure documents in connection therewith, (iii) provide financing sources with reasonable access to the properties, books and records of the Company and Company Subsidiaries, execute and deliver any customary pledge or security documents or other customary definitive financing documents and certificates as may be reasonably requested by the Parent, and (iv) direct its independent accountants and counsel to provide customary and reasonable assistance to the Parent.

          Section 7.15 Rate Cases, Etc. The Parent and Merger Sub (x)
                       ---------------
acknowledge that the Company and/or the Light Company, has initiated the 2006 PaPUC Rate Case and intends to initiate the 2006 FERC Rate Case, and (y) agree that any effects relating to or resulting from any of the foregoing (including any filings made or proceedings brought by third parties in response to or in connection with the foregoing) shall neither result in a Company Material Adverse Effect nor otherwise affect the obligations of the Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. The Company agrees not to consent to an extension of the time period during which the PaPUC is required to act upon the 2006 PaPUC Rate Case.

                                  ARTICLE VIII

                                   CONDITIONS

          Section 8.1 Conditions to Each Party's Obligation to Effect the
                      ---------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

               (a) Shareholder Approval. The Company Shareholders' Approval
                   --------------------
shall have been obtained.

               (b) No Injunction. No temporary restraining order or preliminary
                   -------------
or permanent injunction or other order by any court of competent jurisdiction preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

               (c) Statutory Approvals. The Company Required Statutory Approvals
                   -------------------
and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below). A "Final Order" means action by the relevant regulatory authority which
           -----------
has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          Section 8.2 Conditions to Obligation of the Parent to Effect the
                      ----------------------------------------------------
Merger. The obligation of the Parent to effect the Merger shall be further
------
subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Parent in writing pursuant to Section 9.5:

               (a) Performance of Obligations of the Company. The Company
                   -----------------------------------------
(and/or its appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

               (b) Representations and Warranties. The representations and
                   ------------------------------
warranties of the Company set forth in Sections 4.1, 4.4 and 4.5(a) shall be true and correct in all material respects as of the date hereof and the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which only need to be true and correct as of such date or time). All other representations and warranties of the Company set forth in this Agreement shall be true and correct
(i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect.

               (c) Closing Certificates. The Parent shall have received a
                   --------------------
certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

               (d) Company Material Adverse Effect. No Company Material Adverse
                   -------------------------------
Effect shall have occurred that is continuing.

               (e) Company Required Consents. The Company Required Consents set
                   -------------------------
forth in Section 8.2(e) of the Company Disclosure Schedule shall have been obtained and all other Company Required Consents, the failure of which to obtain would individually or in the aggregate have a Company Material Adverse Effect, shall have been obtained.

               (f) Exon-Florio. Review and investigation of the Merger under the
                   -----------
Exon-Florio provisions of the Omnibus Trade and Competitiveness Act of 1988, as amended ("Exon-Florio"), shall have been terminated and the President of the
          -----------
United States (or other authority that may become authorized to so act) shall have taken no action authorized under Exon-Florio with respect to the Merger.

               (g) Statutory Approvals. The Company Required Statutory Approvals
                   -------------------
and the Parent Required Statutory Approvals (i) shall have been obtained and shall have become Final Orders, (ii) in the case of any such approval obtained from the PaPUC, there shall be no petition for rehearing or reconsideration or other appeal or application for review pending (except, in each case for those petitions, appeals or applications that have no reasonable basis for success) and the time for filing any such petition, appeal or application shall have passed or expired, and (iii) shall not contain any Adverse Merger Effects. The term "Adverse Merger Effects" means any terms, conditions, adjustments and other
      ----------------------
provisions that (i) are included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order (as defined in Section 8.1(c)), and (ii) either (x) reduce or freeze the rates charged to the Light Company's customers below or at those rates in effect on the date of this Agreement, delay the ability of the Light Company to begin charging the rates contemplated to be charged to the Light Company's customers in the Final Order relating to the 2006 PaPUC Rate Case, or restrict the Light Company's ability to pay dividends beyond accumulated net income during periods in which Light Company's debt to total capitalization ratio does not exceed 60%, or (y) individually or in the aggregate would be reasonably expected to result in an aggregate reduction of $10 million or more, over a twelve month period and on a basis net of all positive effects resulting from any terms, conditions, adjustments and other provisions included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order), in the EBITDA (earnings before income taxes, depreciation and amortization) of the Company and the Company Subsidiaries, taken as a whole, as compared to such EBITDA that would be reasonably expected to result if the Final Order relating to the 2006 PaPUC Rate Case were applied without regard to the terms, conditions, adjustments or other provisions included as part of any Company Required Statutory Approval or Parent Required Statutory Approval pursuant to a Final Order.

               (h) Opinions. The Parent shall have received an opinion, dated as
                   --------
of the Closing Date, from in-house or outside counsel of the Company, in form and substance reasonably satisfactory to the Parent substantially to the effect that: (i) each of the Company and Light Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Pennsylvania; (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification; (iii) the Company has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (v) the execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder will not, (w) violate the Company's articles of incorporation or by-laws, (x) result in a default under or breach of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company and/or any of its Subsidiaries is a party or by which the Company and/or any of its Subsidiaries is bound or to which any of the property or assets of the Company and/or any of its Subsidiaries is subject and that is filed as an exhibit to Company's Annual Report on Form 10-K, (y) violate any Pennsylvania or Federal statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, or (z) result in the creation or imposition of any lien upon any property or assets of the Company or any of its subsidiaries; (vi) no consent, approval, authorization, order, filing, registration or qualification of or with any court or Pennsylvania or Federal governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated by the Agreement except such as have been obtained and are in effect; and (vii) the Company is not, and solely after giving effect to the Merger, will not be an "investment company" as such term is defined in the Investment Company Act of 1940.

          Section 8.3 Conditions to Obligation of the Company to Effect the
                      -----------------------------------------------------
Merger. The obligation of the Company to effect the Merger shall be further
------
subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5:

               (a) Performance of Obligations of the Parent and the Merger Sub.
                   -----------------------------------------------------------
The Parent (and/or its appropriate Subsidiaries) and the Merger Sub will have performed in all material respects their respective agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the Effective Time.

               (b) Representations and Warranties. The representations and
                   ------------------------------
warranties of the Parent and the Merger Sub set forth in Section 5.1 and Section
5.6 shall be true and correct in all material respects as of the date hereof and the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time). All other representations and warranties of the Parent and Merger Sub in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, have not resulted in and would not reasonably be expected to result in a Parent Material Adverse Effect.

               (c) Closing Certificates. The Company shall have received a
                   --------------------
certificate signed by an executive officer of the Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

               (d) Opinions. The Company shall have received an opinion, dated
                   --------
as of the Closing Date, from in-house or outside counsel of the Parent, in form and substance reasonably satisfactory to the Company substantially to the effect that: (i) each of the Parent and Merger Sub has been duly incorporated or organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; (ii) each of the Parent and Merger Sub has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification; (iii) each of the Parent and Merger Sub has all corporate or limited liability company power and authority necessary to execute, deliver and perform its obligations under this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by each of the Parent and the Merger Sub and constitutes a valid and legally binding obligation of each of the Parent and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (v) the execution and delivery by each of the Parent and Merger Sub of this Agreement does not, and the performance by each of the Parent and Merger Sub of its obligations thereunder will not, (x) violate the articles of incorporation, certificate of formation, by-laws or limited liability company agreement, or (y) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent, Merger Sub or any of their respective subsidiaries or any of their properties or assets; (vi) no consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Parent and Merger Sub of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained and are in effect; and (vii) neither the Parent nor Merger Sub is, and solely after giving effect to the Merger, will be an "investment company" as such term is defined in the Investment Company Act of 1940.

               (e) Additional Shareholder Approval. The Merger shall have been
                   -------------------------------
approved by a majority of the votes cast by shares of Disinterested Common Stock voting at a duly held Company Meeting (a "Disinterested Approval"). As used in
                                          ----------------------
this Agreement, the term "Disinterested Common Stock" means all outstanding
                          --------------------------
shares of Company Common Stock other than those shares of Company Common Stock that were issued pursuant to the Stock Purchase Agreement and are held beneficially or of record on the record date of such Company Meeting by Parent, any affiliate of Parent, any of the Investors (as defined in the Equity Contribution Agreement), or any affiliates (as defined in the Equity Contribution Agreement) of such Investors.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

          Section 9.1 Termination. This Agreement may be terminated and the
                      -----------
Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholders' Approval contemplated by this Agreement:

               (a) by mutual written consent of the Company, the Parent and the Merger Sub by action by their respective Boards of Directors;

               (b) by the Parent or the Company, by written notice to the other party, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and non-appealable;

               (c) by the Parent or the Company, by written notice to the other party, if the Effective Time shall not have occurred on or before July 5, 2007 (the "Initial Termination Date"); provided, however, that the right to terminate
      ------------------------    --------  -------
the Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any of its obligation under this Agreement shall have proximately contributed to the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date
                      --------  -------
the conditions to the Closing set forth in Section 8.1(c) and/or Section 8.2(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to January 5, 2008;

               (d) by the Parent or the Company, by written notice to the other party, if the Company Shareholders' Approval or Disinterested Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

               (e) by the Parent, by written notice to the Company, if there shall have been any breach of any representation or warranty, or any such representation and warranty shall have become untrue and incapable of being cured prior to the Effective Time, or any breach of any covenant or agreement of the Company hereunder, such that a condition in Section 8.2 would not be satisfied, and such breach or condition is not curable or, if curable, shall not have been remedied within thirty (30) days after receipt by the Company of notice in writing from the Parent, specifying the nature of such breach and requesting that it be remedied or the Parent shall not have received adequate assurance of a cure of such breach within such thirty (30) day period;

               (f) by the Company, by written notice to the Parent, if there shall have been any breach of any representation or warranty, or any such representation and warranty shall have become untrue and incapable of being cured prior to the Effective Time, or any breach of any covenant or agreement of the Parent or Merger Sub hereunder, such that a condition in Section 8.3 would not be satisfied, and such breach or condition is not curable or, if curable, shall not have been remedied within thirty (30) days after receipt by the Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied or the Company shall not have received adequate assurance of a cure of such breach within such thirty (30) day period;

               (g) by the Parent, by written notice to the Company, (A) if the Board of Directors of the Company or any committee thereof (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (ii) shall approve or recommend or enter into an agreement for any acquisition of the Company or a material portion of its assets or any tender offer for shares of capital stock of the Company, in each case, by a party other than the Parent or an affiliate of the Parent, or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii), or (B) if the Company shall have failed to take a vote of the Shareholders of the Company on the Merger prior to the Initial Termination Date;

               (h) by the Company subject to and in accordance with the provisions of Section 7.9; and

               (i) by the Company if the Stock Purchase Agreement is terminated (except as a result of a breach by the Company of its obligations under the Stock Purchase Agreement) or the parties to the Stock Purchase Agreement (other than the Company) otherwise fail to consummate the transactions contemplated by the Stock Purchase Agreement upon the satisfaction or waiver by the party entitled to waive such a condition of all conditions to the consummation of such transactions (other than any conditions that by their nature are to be satisfied at such consummation); provided that the Company exercises its termination right pursuant to this Section 9.1(i) within five (5) business days of any such termination or failure to so consummate.

          Section 9.2 Effect of Termination. In the event of termination of this
                      ---------------------
Agreement by either the Company or the Parent pursuant to Section 9.1, this Agreement shall become void and of no effect and there shall be no liability on the part of either the Company or the Parent or their respective officers or directors hereunder, except that Section 7.6, Section 7.11, this Section 9.2 and
Section 9.3, the agreement contained in the last sentence of Section 7.1, and
Article X shall survive the termination; provided, however, that nothing herein
                                         --------  -------
shall relieve any party hereto from any liability or damages resulting from any willful and material breach of this Agreement prior to termination.

          Section 9.3 Termination Fee; Expenses.
                      -------------------------

               (a) Termination Fee.
                   ---------------


                    (i) If this Agreement is terminated by the Parent pursuant to Section 9.1(g) or by the Company pursuant to Section 9.1(h), then the Company shall immediately pay to the Parent a termination fee equal to $40 million in cash payable by wire transfer in same day funds; or

                    (ii) if (A) this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(e), and (B) within twelve (12) months of such termination, (x) the Company enters into a definitive agreement regarding an Acquisition Proposal, (y) becomes a subsidiary of the Person making such Acquisition Proposal or (z) consummates a transaction relating to such Acquisition Proposal, then the Company shall immediately pay to the Parent a termination fee equal to $40 million.

               (b) Payment of Expenses Following Termination. If this Agreement
                   -----------------------------------------
is terminated pursuant to (i) Section 9.1(e), (ii) Section 9.1(d) as a result of the Company Shareholders' Approval or Disinterested Approval not being obtained,
(iii) Section 9.1(g), or (iv) Section 9.1(h), then the Company shall promptly (but not later than five (5) business days after receiving notice of termination), pay to the Parent in cash payable by wire transfer in same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by the Parent (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement) not in excess of $10 million. If this Agreement is terminated pursuant to
Section 9.1(f), then the Parent shall promptly (but not later than five (5) business days after receiving notice of termination), pay to the Company in cash payable by wire transfer in same day funds an amount equal to all documented out-of-pocket expenses and fees incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this agreement) not in excess of $10 million.

               (c) Nature of Fees. The parties agree that the agreements
                   --------------
contained in this Section 9.3 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if one party is or becomes obligated to pay a termination fee pursuant to Section 9.3(a), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under Section 9.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee from the date such fee was required to be paid at the prime rate as reported in the Wall Street Journal on the date such fee was required to be paid.

               (d) Default Amount. Parent and Merger Sub shall be liable to the
                   --------------
Company for liabilities and damages resulting from, and the Company acknowledges and agrees that Parent and Merger Sub shall be liable to it hereunder only for, willful and material breaches of this Agreement; provided, however, that in no
                                                 --------  -------
event shall the liability of Parent and Merger Sub arising out of or relating to any such breaches exceed an aggregate of $70 million (the "Default Amount"),
                                                           --------------
which amount is deposited in cash and/or letters of credit as of the date hereof in the Escrow Account (as defined in the Equity Contribution Agreement) pursuant to the terms of the escrow agreement contemplated by the Equity Contribution Agreement, and provided, further, that under no circumstances shall any investor in, or advisor to, Parent or Merger Sub have any liability to the Company arising out of or relating to any breaches of this Agreement.

          Section 9.4 Amendment. This Agreement may be amended by the Boards of
                      ---------
Directors of the parties hereto at any time before or after the Company Shareholders' Approval and prior to the Effective Time; provided, however, that
                                                        --------  -------
after the Company Shareholders' Approval is obtained, no such amendment which under applicable law would require the further approval of the Company's shareholders shall be made without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.5 Waiver. At any time prior to the Effective Time, the
                      ------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

          Section 10.1 Non-Survival; Effect of Representations and Warranties.
                       ------------------------------------------------------
No representations or warranties in this Agreement shall survive the Effective Time.

          Section 10.2 Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (i) If to the Company, to

                    Dequesne Light Holdings, Inc.
                    411 Seventh Avenue
                    Pittsburgh, PA 15219
                    Attn: Senior Vice President and Chief Legal and Administrative Officer

                    Telecopy:  (412) 393-4151
                    Telephone:  (412) 393-4150


                    with a copy to

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C.  20005
                    Attn:  Michael P. Rogan, Esq.

                    Telecopy:  (202) 393-5760
                    Telephone:  (202) 371-7000

          and

                    (ii) if to the Parent or to the Merger Sub, to


                    Castor Holdings LLC
                    Level 22, 125 West 55th Street
                    New York, NY  10019
                    Attn:  Chris Leslie
                    Phone:  (212) 231-1696
                    Fax:  (212) 231-1828

                    with a copy to

                    Sullivan & Cromwell LLP
                    125 Broad Street
                    New York, NY 10004
                    Attn:  Joseph B. Frumkin, Esq.
                    Telecopy:  (212) 558-3588
                    Telephone:  (212) 558-4000

          Section 10.3 Entire Agreement. This Agreement (including the documents
                       ----------------
and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          Section 10.4 Severability. Any term or provision of this Agreement
                       ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 10.5 Interpretation. When a reference is made in this
                       --------------
Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," if they are not already followed by such words.

          Section 10.6 Counterparts; Effect. This Agreement may be executed by
                       --------------------
facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

          Section 10.7 No Third Party Beneficiaries. This Agreement shall be
                       ----------------------------
binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 10.8 Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.



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

          Section 10.9 Venue. Each of the parties hereto (a) consents to submit
                       -----
itself to the personal jurisdiction of any federal or state court located in and for Pittsburgh, Pennsylvania in the event any dispute arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in and for Pittsburgh, Pennsylvania.

          Section 10.10 Waiver of Jury Trial and Certain Damages. EACH PARTY TO
                        ----------------------------------------
THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WITHOUT LIMITATION TO SECTION 9.3, ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

          Section 10.11 Assignment. Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

          Section 10.12 No Specific Enforcement. The parties agree that in the
                        -----------------------
event of a breach of this Agreement, the parties shall not be entitled to specific performance of the terms hereof.

          Section 10.13 Obligations of the Parent and of the Company. Whenever
                        --------------------------------------------
this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirements shall be deemed to include an undertaking on the part of the Parent to cause Merger Sub to take such action.



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

          IN WITNESS WHEREOF, the Company, the Parent and the Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                            DUQUESNE LIGHT HOLDINGS, INC.


                                            By: /s/ Morgan K. O'Brien
                                                ------------------------------
                                            Name:  Morgan K. O'Brien
                                            Title: President & CEO


                                            CASTOR HOLDINGS LLC


                                            By: /s/ Chris Leslie
                                                 ------------------------------
                                            Name:   Chris Leslie
                                            Title:  Authorized Person



                                            By: /s/ Mark Wong
                                                 ------------------------------
                                            Name:   Mark Wong
                                            Title:  Authorized Person



                                            CASTOR MERGER SUB INC.


                                            By: /s/ Chris Leslie
                                                ------------------------------
                                            Name:   Chris Leslie
                                            Title:  Authorized Person



                                            By: /s/ Mark Wong
                                                ------------------------------
                                            Name:   Mark Wong
                                            Title:  Authorized Person





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